                                                                    EXHIBIT 2.01


                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                          ST. JOE/ARVIDA COMPANY, L.P.

                                      AMONG

                          ST. JOE/ARVIDA COMPANY, INC.

                            (THE "MANAGING PARTNER")

                                       AND

                       JMB SOUTHEAST DEVELOPMENT, L.L.C.

                          (THE "NON-MANAGING PARTNER")

                                      AND

                           ST. JOE DEVELOPMENT, INC.

                                      AND

                        JMB SOUTHEAST DEVELOPMENT, L.P.






                         Dated as of November 12, 1997

                               TABLE OF CONTENTS

                                                                            PAGE
                            ARTICLE I - DEFINITIONS


                             ARTICLE II - FORMATION

2.1    Formation ............................................................  8
2.2    Name .................................................................  8
2.3    Term .................................................................  9
2.4    Office and Agent .....................................................  9
2.5    Purposes of the Partnership ..........................................  9


        ARTICLE III - PURCHASE OF UNITS;CAPITAL CONTRIBUTIONS AND LOANS

3.1    Purchase of Units .................................................... 10
3.2    Initial Capital Contribution ......................................... 10
3.3    Capital Calls; Defaults; Dilution; Partner Loans ..................... 10
3.4    Capital Accounts ..................................................... 12
3.5    No Interest .......................................................... 12


                             ARTICLE IV - PARTNERS

4.1    Limited Liability of Partners for Partnership Debts .................. 13
4.2    Withdrawal of Partners ............................................... 13
4.3    Transactions With The Partnership; Competing Activities .............. 13
4.4    Remuneration To Partners ............................................. 14
4.5    Non-Managing Partner and Limited Partner Are Not Agents .............. 14
4.6    Meetings of General Partners ......................................... 14


             ARTICLE V - MANAGEMENT AND CONTROL OF THE PARTNERSHIP

5.1    Exclusive Management of the Partnership by the Managing Partner ...... 15
5.2    Determination of Partner to Act as Managing Partner .................. 16
5.3    Powers of Managing Partner ........................................... 17

5.4    Non-Managing Partner Has No Managerial Authority Except With
            Respect to Major Decisions ...................................... 18
5.5    Performance of Duties; Liability of Managing Partner and
            Non-Managing Partner............................................. 20
5.6    Devotion of Time ..................................................... 21
5.7    Transactions between the Partnership and the Managing Partner ........ 21
5.8    Liability of Partners to Partnership or Each Other Limited to Assets . 21
5.9    Limited Partners Have No Managerial Authority ........................ 22
5.10   Officers ............................................................. 22
5.11   Managing Partner and Its Successors To Be Single Purpose Entity ...... 22
5.12   New Development or Management Opportunities .......................... 22
5.13   Certain Employment Matters ........................................... 27
5.14   Business Plan ........................................................ 28


        ARTICLE VI - ALLOCATIONS OF PROFITS AND LOSSES AND DISTRIBUTIONS

6.1    Sharing of Income, Gain, Loss, Deduction and Credit .................. 29
6.2    Allocations and Distributions Attributable to Transferred Interest ... 30
6.3    Distributions ........................................................ 30
6.4    Tax Status and Reports ............................................... 30
6.5    Capital Accounts of the Partners ..................................... 30
6.6    Minimum Gain Chargeback; Qualified Income Offset ..................... 31


          ARTICLE VII - TRANSFER AND ASSIGNMENT OF ECONOMIC INTERESTS

7.1    Transfer and Assignment of Interest .................................. 31
7.2    Substitution of Partners ............................................. 32
7.3    Effective Date of Transfers and Admission to Partnership ............. 32
7.4    Rights of Legal Representatives ...................................... 33
7.5    No Effect to Transfers in Violation of Agreement ..................... 33
7.6    Right of Partnership and Remaining Partners to Purchase Partnership
            Interest Prior to Transfer ...................................... 33
7.7    Piggy-Back Right ..................................................... 34
7.8    Right of Managing Partner to Call Partnership Interest of
            Non-Managing Partner and JMB LP ................................. 34
7.9    Restrictions on Transfer ............................................. 35
7.10   Indemnity ............................................................ 35
7.11   Arbitration of Call Price ............................................ 36

       ARTICLE VIII - ACCOUNTING, RECORDS, REPORTING BY MANAGING PARTNER

 8.1    Books and Records .................................................. 37
 8.2    Delivery to Partners and Inspection ................................ 38
 8.3    Financial Statements and Reports ................................... 38
 8.4    Filings ............................................................ 39
 8.5    Bank Accounts ...................................................... 39
 8.6    Accounting Decisions and Reliance on Others ........................ 39
 8.7    Tax Matters for the Partnership Handled by Managing Partner and
            Tax Matters Partner............................................. 39
 8.8    Section 754 Election ............................................... 40


                    ARTICLE IX - DISSOLUTION AND WINDING UP

 9.1    Dissolution ........................................................ 40
 9.2    Winding Up ......................................................... 40
 9.3    Distributions in Kind .............................................. 40
 9.4    Liquidation Distributions .......................................... 41
 9.5    No Deficit Restoration Requirements ................................ 41
 9.6    Limitations on Payments Made in Dissolution ........................ 41
 9.7    Certificate of Cancellation ........................................ 41
 9.8    No Action for Dissolution .......................................... 41


                          ARTICLE X - INDEMNIFICATION



                            ARTICLE XI - ARBITRATION

11.1    Arbitration of Claims .............................................. 42
11.2    Selection of Arbitrators ........................................... 42
11.3    Arbitration Fees and Expenses ...................................... 43


                          ARTICLE XII - MISCELLANEOUS

12.1    Complete Agreement ................................................. 43
12.2    Binding Effect ..................................................... 44
12.3    Parties in Interest ................................................ 44
12.4    Pronouns; Statutory References ..................................... 44
12.5    Headings ........................................................... 44

12.6   Interpretation ...................................................... 44
12.7   References to this Agreement ........................................ 44
12.8   Exhibits and Schedules .............................................. 44
12.9   Severability ........................................................ 44
12.10  Additional Documents and Acts ....................................... 44
12.11  Notices ............................................................. 45
12.12  Amendments .......................................................... 46
12.13  Reliance on Authority of Person Signing Agreement ................... 46
12.14  No Interest in Partnership Property, Waiver of Action for Partition . 46
12.15  Multiple Counterparts ............................................... 47
12.16  Time is of the Essence .............................................. 47
12.17  Remedies Cumulative ................................................. 47

Exhibit A       Initial Capital Contributions of the Partners

                         LIMITED PARTNERSHIP AGREEMENT
                                       OF
                          ST. JOE/ARVIDA COMPANY, L.P.


         This Limited Partnership Agreement (this "Agreement"), is made as of the ____ day of November, 1997, by and among ST. JOE/ARVIDA COMPANY, INC., a Florida corporation, Suite 400, DuPont Center, 1650 Prudential Drive, Jacksonville, Florida 32207 (the "Managing Partner"), JMB SOUTHEAST DEVELOPMENT, LLC, a Delaware limited liability company, Suite 1900, 900 North Michigan Avenue, Chicago, Illinois 60611 (the "Non-Managing Partner") as General Partners, and ST. JOE DEVELOPMENT, INC., a Florida corporation, Suite 400, DuPont Center, 1650 Prudential Drive, Jacksonville, Florida 32207 ("St. Joe Development"), and JMB SOUTHEAST DEVELOPMENT, L.P., a Delaware limited partnership, Suite 1900, 900 North Michigan Avenue, Chicago, Illinois 60611 ("JMB LP"), as Limited Partners.


                               W I T N E S S E T H


         WHEREAS, pursuant to the filing of a Certificate of Limited Partnership of St. Joe/Arvida Company, L.P. (the "Partnership") with the Secretary of State of Delaware on November 6, 1997, the Partnership was formed in accordance with the Delaware Revised Uniform Limited Partnership Act (the "Act"); and

         WHEREAS, the Managing Partner desires to purchase 1 Unit in the Partnership from the Non-Managing Partner and St. Joe Development desires to purchase 73 Units in the Partnership from JMB LP; and

         WHEREAS, the Non-Managing Partner and the JMB LP now desire to admit the Managing Partner as a new General Partner of the Partnership and to enter into this Agreement, with respect to the conduct of the affairs of the Partnership and the Partners' rights and obligations with regard to their Interests in the Partnership; and

         WHEREAS, the parties hereto therefore desire to adopt and approve their agreement for the Partnership.

         NOW, THEREFORE, the parties hereto by this Agreement set forth the Limited Partnership Agreement of the Partnership under the laws of the State of Delaware, upon the terms and subject to the conditions of this Agreement.

                                   ARTICLE I

                                   DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings set forth below (all capitalized terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

         "Act" shall mean the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et. seq.), as the same may be amended from time to time.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                  A.       Adding to such Capital Account the following items:
                           (i) the amount, if any, that such Partner is obligated to contribute to the Company upon liquidation of such partner's Partnership Interest; and (ii) the amount that such Partner is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                  B. Subtracting from such Capital Account such Partner's share of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section
1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Affiliate" shall mean with respect to any Partner, any Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Partner. The term "control", as used in the immediately preceding sentence, means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity. With respect to the Managing Partner, solely for the purposes of Section 5.12, "Affiliate" shall additionally mean any Person controlled by St. Joe that has the ability, as a member, general partner, shareholder, agent, contractor, or otherwise, to exercise significant control or influence over the purchase, development, management, ownership, sale or financing of a Future Development.

         "Agreement" shall mean this Limited Partnership Agreement, as originally executed and as amended from time to time.

         "Arbitration Notice of Call Price" shall have the meaning ascribed thereto in Section 7.11A.

         "Arvida Company" shall mean Arvida Company, an Illinois corporation.

         "Arvida I" shall mean Arvida/JMB Partners, L.P., a Delaware limited partnership.

         "Arvida-named project" shall have the meaning ascribed to it in Section 5.12A.

         "Asset Contribution Agreement" shall mean that certain Asset Contribution Agreement of even date herewith by and among the Partnership, JMB LP and the Non-Managing Partner.

         "Assumed Obligations" shall have the meaning attributed thereto in the Asset Contribution Agreement.

         "Bankrupt Partner" shall mean a Partner who:

         (i) Has become the subject of an order for relief under the United States Bankruptcy Code; or,

         (ii) Has initiated, either in an original proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation, arrangement, composition, readjustment, dissolution or similar relief.

         "Business Day" shall mean any day that national banks doing business in the City of Jacksonville, Florida, are generally open for business in Jacksonville, Florida.

         "Business Plan" shall have the meaning ascribed to it in Section 5.14.

         "Call Assessment Period" shall have the meaning ascribed to in Section 7.8.

         "Call Counteroffer" shall have the meaning ascribed to in Section 7.8.

         "Call Negotiation Period" shall have the meaning ascribed to in Section 7.8.

         "Call Notice" shall have the meaning ascribed to it in Section 7.8.

         "Call Offer" shall have the meaning ascribed to in Section 7.8.

         "Call Price" shall have the meaning ascribed to it in Section 7.8.

         "Call Response" shall have the meaning ascribed to in Section 7.8.

         "Call Transfer Date" shall have the meaning ascribed to in Section 7.8.

         "Called Interest" shall have the meaning ascribed to it in Section 7.8.

         "Capital Account" shall mean with respect to any Partner the capital account that the Partnership establishes and maintains for such Partner pursuant to Section 3.4.

         "Capital Call" shall have the meaning ascribed in Section 3.3.A.

         "Capital Contributions" shall mean the cash and property (including promissory notes or other obligations) contributed to the Partnership by Partners. The Capital Contributions of a Partner shall be valued at the amount of cash and the Fair Market Value (as of the date of contribution) of property other than cash constituting such Capital Contributions. Such Fair Market Value shall be determined by the Partnership and such Partner prior to the acceptance of such Capital Contribution by the Partnership.

         "Cause" shall mean any of the following with respect to a Partnership
Officer:

                  (i) the Partnership Officer's gross negligence or fraudulent, dishonest or willful misconduct relative to the Partnership Officer's employment with the Partnership;

                  (ii) the Partnership Officer's failure to perform his or her duties in all material respects, including any set forth in any employment contract with the Partnership (including any assumed by the Partnership pursuant to the Asset Contribution Agreement); or

                  (iii) the Partnership Officer's conviction following final disposition of any available appeal of a felony, or pleading guilty or no contest to a felony.

         "Certificate" means the Certificate of Limited Partnership of the Partnership, filed with the Delaware Secretary of State on November 6, 1997, as amended from time to time.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

         "Contributed Assets" shall have the meaning attributed thereto in the Asset Contribution Agreement.

         "Defaulting Partner" shall have the meaning ascribed to it in Section 3.3.B.

         "Development Costs" shall have the meaning ascribed to it in Section 5.12.C.
                                      -4-

         "Development Notice" shall have the meaning ascribed to it in Section 5.12A.4.

         "Development Notice Period" shall have the meaning ascribed to it in
Section 5.12A.4.

         "Development Participation Notice" shall have the meaning ascribed to it in Section 5.12A.4.

         "Dissolution Event" shall have the meaning ascribed to it in Section
9.1.

         "Distributable Cash" shall mean the amount of cash which the Managing Partner deems available for distribution to the Partners, after taking into account all debts, liabilities, and obligations of the Partnership then due (including indebtedness of the Partnership owed to any Partner) and amounts which the Managing Partner deems necessary to place into reserves for customary and usual, or actual claims with respect to the Partnership's business.

         "Education Partners" shall mean Education Partners, L.P., a Delaware limited partnership.

         "Fair Market Value" with respect to a parcel of real property or other specific asset (and the improvements thereon) shall mean the price at which such real property or asset would be sold for cash by a willing seller to a willing unaffiliated buyer, subject to such financing and liens which then encumber such real property or asset, in its then-current condition or state of development, assuming a purchase and sale agreement with customary terms and provisions. "Fair Market Value" with respect to the Partnership, shall mean the price at which the Partnership, taken as a whole, would be sold for cash by a willing seller to a willing unaffiliated buyer, assuming a purchase and sale agreement with customary terms and provisions.

         "Fiscal Year" shall mean the Partnership's fiscal year that shall be the calendar year or any other fiscal year as determined by the Managing Partner.

         "Future Development" shall have the meaning ascribed to it in Section 5.12.

         "Future Development Entity" shall have the meaning ascribed to it in
Section 5.12A.4.

         "Future Management Contracts" shall have the meaning ascribed to it in
Section 2.5.

         "GAAP" means those generally accepted accounting principles and practices in the United States which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

         "General Partners" shall mean the Managing Partner and the Non-Managing Partner, and their respective permitted successors appointed as set forth herein.

         "Inventory Items" shall have the meaning ascribed to in Section 751(d) of the Code.

         "JMB LP" shall have the meaning attributed thereto in the preamble to this Agreement.

         "JMB Partner" shall have the meaning ascribed to it in Section 5.12A.

         "Limited Partners" shall mean St. Joe Development and JMB LP, and their permitted successors appointed as set forth herein.

         "Liquidators" shall have the meaning ascribed to it in Section 9.2.

         "Major Decisions" shall mean those decisions that require the consent of the Non-Managing Partner as set forth in Section 5.4.

         "Managing Partner" shall mean St. Joe/Arvida Company, Inc., a Florida corporation, and its permitted successors appointed as set forth herein.

         "Non-Defaulting Partners" shall have the meaning ascribed to it in
Section 3.3.B.

         "Non-Managing Partner" shall mean JMB Southeast Development, LLC, a Delaware limited liability company, and its permitted successors appointed as set forth herein.

         "Non-Transferring Partners" shall have the meaning ascribed to it in
Section 7.1.

         "Old Arvida Bonus Plans" shall have the meaning ascribed to it in
Section 5.13.

         "Partner" shall mean each Person who (a) is an initial signatory to this Agreement as either a General Partner or a Limited Partner, has been admitted to the Partnership as a Partner in accordance with this Agreement or is an assignee who has become a Partner in accordance with Article VII and (b) has not ceased to be a Partner pursuant to the terms of this Agreement.

         "Partnership" shall mean St. Joe/Arvida Company, L.P., a Delaware limited partnership.

         "Partnership Accountants" means, as of any specified time, the firm of certified public accountants then engaged as the Partnership's outside accountants. The initial Partnership Accountants shall be KPMG Peat Marwick, LLP, certified public accountants, but the Partnership Accountants may be changed at any time and from time to time by the Managing Partner with the consent of the Non-Managing Partner, provided that such consent shall not be required if the newly-selected Partnership Accountants are a nationally recognized accounting firm.

         "Partnership Interest" shall mean a Partner's entire interest in the Partnership including, without limitation, the Partner's share of the Partnership's Profits, Losses, and distributions of the Partnership's assets pursuant to this Agreement and the Act, the right to vote on or participate in the management, and the right to receive information concerning the business and affairs, of the Partnership.

         "Paying Agreement" shall have the meaning ascribed to it in Section
5.13.

         "Percentage Interest" shall mean for any Partner the percentage obtained by dividing the number of Units held by such Partner by the total number of Units of the Partnership then issued and outstanding, subject to adjustment pursuant to Section 3.3.

         "Person" shall mean an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust, association or any other entity (except that with respect to St. Joe, "Person" shall not include the Alfred I. duPont Testamentary Trust).

         "Profits" and "Losses" shall mean the income, gain, loss, deductions, and credits of the Partnership in the aggregate or separately stated, as appropriate, under the method of accounting at the close of each Fiscal Year on the Partnership's information tax return filed for federal income tax purposes.

         "Regulations" shall, unless the context clearly indicates otherwise, mean the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

         "St. Joe" shall mean St. Joe Corporation, a Florida corporation.

         "St. Joe Advances" shall have the meaning ascribed to it in Section 5.12C.

         "St. Joe Partner" shall have the meaning ascribed to it in Section
5.12A.

         "Subsidiary" shall have the meaning ascribed to it in Section 2.5.

         "Tax Matters Partner" shall be the Managing Partner, or its successor as designated pursuant to Section 8.7.

         "Term" shall have the meaning ascribed to it in Section 2.3.

         "Transfer" shall have the meaning ascribed to it in Section 7.1.

         "Transfer Notice" shall have the meaning ascribed to it in Section 7.6.

         "Transfer Acceptance Notice" shall have the meaning ascribed to it in
Section 7.6.

         "Transfer Notice Period" shall have the meaning ascribed to it in
Section 7.6.

         "Transferred Employees" shall have the meaning ascribed to it in
Section 5.13.

         "Transferee" shall have the meaning ascribed to it in Section 7.1.

         "Transferor" shall have the meaning ascribed to it in Section 7.1.

         "Units" shall mean partnership interests in the Partnership evidencing the ownership interests of the Partners in the Partnership. Partners may own fractional Units, and such Units may be held as general partnership interests or limited partnership interests; provided, however, that at no time shall less than 1% of the Units be held, in the aggregate, by the General Partners as general partnership interests.

         "Unrealized Receivables" shall have the meaning ascribed to in Section 751(c) of the Code.

         "Value Negotiation Date" shall have the meaning ascribed to it in
Section 5.12A.5.


                                   ARTICLE II

                                   FORMATION

         2.1 Formation. Pursuant to the Act, the Non-Managing Partner and JMB LP have formed a limited partnership under the laws of the State of Delaware by filing the Certificate with the Delaware Secretary of State and otherwise complying with the requirements of the Act for the formation of limited partnerships. The rights and liabilities of the Partners shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Partner are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent not prohibited by the Act, control.

         2.2 Name. The name of the Partnership shall be St. Joe/Arvida Company, L.P. The business of the Partnership may be conducted under that name or any other name that the Managing Partner deems appropriate or advisable. The Managing Partner shall file any fictitious name certificates and similar filings that the Managing Partner considers appropriate or necessary.

         2.3 Term. The term of the Partnership and this Agreement (the "Term") shall be from the date of filing of the Certificate with the Delaware Secretary of State as aforesaid until December 31, 2047, unless sooner terminated as hereinafter provided.

         2.4 Office and Agent. The Partnership shall continuously maintain a registered office and registered agent in the State of Delaware as required by the Act. The registered office of the Partnership in Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Partnership's registered agent is The Corporation Trust Company and its address is the same as that of the registered office of the Partnership as set forth above. In addition, the Partnership shall maintain its principal business office at 1650 Prudential Drive, Suite 400, Jacksonville, Florida, or at such other place as the Managing Partner may determine. The Partnership also may have such other offices anywhere in the United States as the Managing Partner from time to time may determine. The registered office and registered agent of the Partnership may be changed at any time and from time to time by the Managing Partner in accordance with the Act.

         2.5 Purposes of the Partnership. The purposes of the Partnership are
(i) either directly or through one or more wholly-owned (directly and/or through intermediaries) subsidiary entities (each a "Subsidiary") to provide services relative to the acquisition, predevelopment, development, construction, management, supervision, marketing and sale of Future Developments, (ii) to act, either directly or through one or more Subsidiaries, as the exclusive agent and with respect to Future Developments, to enter into exclusive pre-development, development, management, residential property brokerage, advisory, construction, project consulting and/or project supervisory agreements (the "Future Management Contracts"), and to engage in such activities in a manner that will capitalize on the value and goodwill associated with the "Arvida" name, (iii) to continue existing license agreements and enter into new license agreements for, and otherwise utilize and engage in business under, the name "Arvida" and its derivatives, (iv) to continue existing educational consulting contracts of JMB LP or its Affiliates and to enter into new educational consulting contracts; (v) if otherwise permitted by this Agreement, to own interests, directly or indirectly in Future Developments; (vi) to employ certain persons formerly employed by Arvida Company and its Affiliates, (vii) to enter into and perform certain sub-management agreements pursuant to the Asset Contribution Agreement, and (viii) to engage in any and all activities related or incidental thereto. In addition, the Partnership may, pursuant to the Asset Contribution Agreement, acquire certain rights and obligations with respect to certain management agreements and certain partnerships, limited liability companies and corporations engaged in the business of development and management of residential real properties consistent with the purposes of the Partnership. The Partnership may engage in any other lawful activity for which a limited partnership may be organized under the Act, only if the same is approved by all of the Partners in writing, and is otherwise conducted in accordance with the terms of this Agreement.

                                  ARTICLE III

               PURCHASE OF UNITS; CAPITAL CONTRIBUTIONS AND LOANS

         3.1 Purchase of Units. As of the date hereof and immediately after the contribution of the Contributed Assets to the Partnership, the Managing Partner hereby purchases 1 Unit from the Non-Managing Partner and St. Joe Development hereby purchases 73 Units from JMB LP for the aggregate cash purchase price
of            .

         3.2 Initial Capital Contribution. The capitalization of the Partnership is comprised of 100 Units in the aggregate with the amount of each Partner's initial Capital Contribution (after taking into account the purchase of Units set forth in Section 3.1) set forth opposite its name in Exhibit "A" hereto.

         3.3 Capital Calls; Defaults; Dilution; Partner Loans.

             A. Capital Calls. The Partners (including any Transferor admitted pursuant to Section 7.1 hereof) shall be obligated to make additional Capital Contributions to the Partnership for expenses incurred or to be incurred in the ordinary course of the Partnership's business at such times and in such amounts as the Managing Partner and the Non-Managing Partner shall determine upon not less than 10 Business Days prior written notice (which shall be sent by telecopy or by overnight courier service). Pursuant to a call (a "Capital Call") from the Managing Partner for an additional Capital Contribution, each Partner will be obligated to contribute to the Partnership an amount equal to the product of such Partner's then Percentage Interest multiplied by the total additional Capital Contribution to be made by all Partners pursuant to the Capital Call.

             B. Defaults. In the event that any Partner (a "Defaulting Partner") shall fail to contribute all or any portion of its additional Capital Contribution within 5 Business Days of the due date specified in the notice for the Capital Call (or such later date as the Managing Partner, in its sole discretion, may determine), the Managing Partner may (but will not be required to) permit the Partners (including the Managing Partner) who contributed their respective additional Capital Contribution pursuant to a Capital Call (the "Non-Defaulting Partners") to contribute all or any portion of the additional Capital Contribution that such Defaulting Partner failed to contribute. In such event the Managing Partner shall request that each Non-Defaulting Partner contribute a pro rata share of the Defaulting Partner's additional Capital Contribution based upon the ratio that such Non-Defaulting Partner's Percentage Interest immediately prior to such Capital Call bears to the aggregate Percentage Interests of all Non-Defaulting Partners immediately prior to such Capital Call. If any Non-Defaulting Partner shall, within the time period designated by the Managing Partner, in its sole discretion, decline or fail to contribute its entire pro rata share of the Defaulting Partner's additional Capital Contribution, the Managing Partner may (but will not be required to) permit such share, or any portion thereof, to be contributed in such amounts and/or such proportions as the Managing Partner, in its sole discretion, may determine by any Non-Defaulting Partner or Partners who contribute its or their entire pro rata share or shares of the Defaulting Partner's additional Capital Contribution.

                  C. Dilution. In the event of a default described in this
         Section 3.3, the Percentage Interests of the Partners shall be adjusted in accordance with the following from and after the effective date of such adjustment as determined by the Managing Partner, in its sole discretion: (i) the Percentage Interest of a Defaulting Partner shall be determined as the ratio, expressed as a percentage, that the total Capital Contribution then made to date by the Defaulting Partner bears to the total Capital Contributions then made to date by all Partners plus 100% of the amount of the Defaulting Partner's additional Capital Contribution that has been contributed by a Non-Defaulting Partner or Partners; and (ii) the Percentage Interest of a Non-Defaulting Partner shall be determined as the ratio, expressed as a percentage, that the total Capital Contribution then made to date by such Non-Defaulting Partner (including any amount of a Defaulting Partner's additional Capital Contribution contributed by such Non-Defaulting Partner), increased by 100% of the amount (if any) of a Defaulting Partner's additional Capital Contribution that such Non-Defaulting Partner has contributed, bears to the total Capital Contributions then made to date by all Partners plus 100% of the amount of the Defaulting Partner's additional Capital Contribution that has been contributed by a Non-Defaulting Partner or Partners. A Non-Defaulting Partner shall be deemed to have acquired that portion of the Defaulting Partner's Percentage Interest that corresponds to such adjustment in the Non-Defaulting Partner's Percentage Interest attributable to the default and to that extent the Non-Defaulting Partner, from and after the effective date of such adjustment, shall be entitled to the allocations of Profits, Losses and distributions of Distributable Cash and other rights and obligations (including the obligation to make any future additional Capital Contribution pursuant to a Capital Call) with respect to the portion of the Defaulting Partner's Percentage Interest so acquired; provided, however, that (x) a Non-Defaulting Partner shall not acquire any interest in the Capital Account of a Defaulting Partner as a result of such adjustments, and there shall be no adjustment to the Capital Accounts of the Partners as a result of such adjustments to the Percentage Interests of the Partners (other than adjustments caused by future allocations of Profits and Losses and distributions of Distributable Cash or other assets), and (y) in no event shall any Limited Partner acquire any management rights, management obligations or general liability as a general partner as a result of any adjustment in the Percentage Interest of a General Partner. Each of the Partners authorizes the Managing Partner to amend this Agreement (including Exhibit A hereto) and the Partnership's Certificate of Limited Partnership to reflect any adjustment provided in this Section 3.3, including without limitation any adjustment in the allocations of Profits and Losses and distributions. Notwithstanding anything herein to the contrary, the Managing Partner, in its sole discretion and without the consent of any other Partner, may at any time (notwithstanding that a Capital Call for an additional Capital Contribution has been made and is outstanding or any Partner is in default with respect thereto) cancel (in whole or in part) any Capital Call for an additional Capital Contribution and/or may seek a loan or loans from the Partners in lieu of all or any portion of an additional Capital Contribution as provided in Section 3.3D hereof.

                  D. Partner Loans. No loan to the Partnership shall be made without the prior consent of the Managing Partner. Subject to the other terms of this Agreement, the Managing Partner may obtain on behalf of the Partnership a loan or loans from all of the Partners (other than any Defaulting Partner or Partners with respect to an outstanding Capital Call) in lieu of all or any portion of an additional Capital Contribution (whether or not a Capital Call for an additional Capital Contribution has been made and is outstanding and any Partner is in default with respect thereto or the maximum amount of additional Capital Contributions has been made pursuant to Section 3.3A hereof). In such event the Managing Partner shall request that each Non-Defaulting Partner lend a pro rata share of any such loan based upon the ratio that a Non-Defaulting Partner's then Percentage Interest bears to the then Percentage Interest of all Non-Defaulting Partners. If any Non-Defaulting Partner shall, within the time period designated by the Managing Partner, in its sole discretion, decline or fail to lend his entire pro rata share of such loan, the Managing Partner may (but will not be required to) permit such share, or any portion thereof, to be lent, in such amounts and/or such proportions as the Managing Partner in its sole discretion shall determine, by any other Non-Defaulting Partner or Partners. Any such loan(s) shall bear interest at two percent (2%) plus the prime rate as announced from time to time by First Union National Bank of Florida, and the same, together with interest as aforesaid shall be repaid before any distribution shall be made under Section 6.3 or Section 9.4 hereof; provided that any loan made as a result of a Defaulting Partner's failure to contribute its share of an additional Capital Contribution pursuant to a Capital Call shall bear interest at fifteen percent (15%) per annum and not at two percent (2%) plus prime. Unless otherwise agreed in writing by all the Partners, any such loan shall be without recourse to each of the Partners and their respective personal assets, and the amount of such loan, together with interest thereon, shall be repaid before any distribution shall be made to the Partners.

         3.4 Capital Accounts. The Partnership shall establish an individual capital account for each Partner. The Partnership shall determine and maintain each capital account in accordance with Section 6.5 hereof.

         3.5 No Interest. No Partner shall be entitled to receive any interest from the Partnership on such Partner's Capital Contributions or Units.

                                   ARTICLE IV

                                    PARTNERS

         4.1 Limited Liability of Partners for Partnership Debts. Except as required under the Act or as expressly set forth in this Agreement or as expressly agreed by such Partner, under no circumstances will any Partner, or any director, officer, shareholder, member, manager, partner, employee, agent or Affiliate of any Partner, have any personal responsibility for any debt, liability or obligation of the Partnership (whether on a theory of alter ego, piercing the corporate veil, or otherwise), whether that liability or obligation arises in contract, tort, or otherwise, beyond its Capital Contribution actually made, and no third party shall have any right to enforce or rely upon any obligation of such Partner (or any other Person) hereunder or otherwise.

         4.2 Withdrawal of Partners. Except as specifically set forth in this Agreement, no Partner may resign, retire or otherwise withdraw from the Partnership.

         4.3 Transactions With The Partnership; Competing Activities. Subject to any limitations set forth in this Agreement, including, without limitation, Sections 5.4, 5.7 and 5.12, and with the prior approval of the Managing Partner, a Partner may enter into any agreement and transact any business with the Partnership, and such Partner shall have the same rights and obligations with respect thereto as it would have had if it were not a Partner. Any such agreement or business conducted after the date hereof shall be entered into and conducted on market terms. Except as set forth in this Agreement, and in particular Section 5.12 hereof, the Partners, and their respective officers, directors, shareholders, partners, members, managers, agents, employees and Affiliates may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Partnership's business and that might be in direct or indirect competition with the Partnership. Neither the Partnership nor any Partner shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom. Except as set forth in this Agreement, and in particular Section 5.12, no Partner shall be obligated to present any investment opportunity or prospective economic advantage to the Partnership, even if the opportunity or advantage is of the character that, if presented to the Partnership, could be taken by the Partnership. Except as set forth in this Agreement, and in particular Section 5.12, the Partners shall have the right to hold any investment opportunity or prospective economic advantage for their own account or to recommend such opportunity or advantage to Persons other than the Partnership. Except as set forth in this Agreement, and in particular Section 5.12, each Partner acknowledges that the other Partners and their respective Affiliates own and/or manage other businesses, including businesses that may compete with the Partnership and for the Partners' time. Each Partner hereby waives any and all rights and claims which it may otherwise have against each other Partner and such other Partner's officers, directors, shareholders, partners, members, managers, agents, employees, and Affiliates as a result of any of such activities; including specifically, but without limitation, any claim that a General Partner has breached its fiduciary duty to the Partnership as a result of such activities.

         4.4 Remuneration To Partners. Subject to the entitlement of Partners winding up the affairs of the Partnership to reasonable compensation as Liquidators pursuant to Section 9.2, no Partner nor any Affiliate of any Partner shall be entitled to remuneration for services rendered or goods provided to the Partnership in such Person's capacity as a Partner; provided, however, that nothing herein shall prevent the Partnership from employing any Partner to provide goods or services on behalf of the Partnership in furtherance of the Partnership's business and to be compensated therefor, subject to any other provision of this Agreement governing same. The Partnership shall also pay or reimburse the Partners or their Affiliates for organizational expenses (including, without limitation, reasonable legal and accounting fees and costs) incurred to form the Partnership and prepare the Certificate of Formation and this Agreement.

         4.5 Non-Managing Partner and Limited Partner Are Not Agents. Pursuant to Section 5.1 and the Certificate (and subject to Sections 5.4 and 5.13), the management of the Partnership is vested in the Managing Partner. Neither the Non-Managing Partner nor the Limited Partners, acting solely in their respective capacities as such, shall act as an agent of the Partnership nor shall either the Non-Managing Partner or the Limited Partners, in any such capacity, bind or execute any instrument on behalf of the Partnership, except to the extent otherwise expressly provided herein.

         4.6 Meetings of General Partners.

             A. Date, Time and Place of Meetings of General Partners.
         Meetings of General Partners shall be held at least semi-annually, upon such date and at such time and place within or without the State of Illinois or the State of Florida as determined by the Managing Partner. No other annual or regular meetings of Partners are required.

             B. Power to Call Meetings. Meetings of the General Partners may be called at any time and at any place, but no less often than semi-annually, by the Managing Partner, for the purpose of discussing the business and prospects of the Partnership generally and addressing any matters on which the General Partners may vote or on which the Partnership must obtain the consent of the Non-Managing Partner.

             C. Notice of Meeting. Written notice of a meeting of General Partners shall be sent or otherwise given to each General Partner not less than seven (7) or more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted. If the subject matter of such a meeting is to include items that also require the consent of the Limited Partners, or any of them, the Managing Partner shall also send such notice to the Limited Partners and afford them the opportunity to attend such meeting. Such meetings may be held at any time and place without notice, by unanimous written consent of the Partners, or by the presence (whether in person or by telephone) of all Partners at such meeting.

                  D. Action by Written Consent without a Meeting. Any action that may be taken at a meeting of General Partners may be taken without a meeting, if a consent in writing setting forth the action so taken, is signed and delivered to the Partnership by all of the Partners having a right to consent thereto. All such consents shall be filed with the Managing Partner and shall be maintained in the Partnership records. Any Partner giving a written consent, or the Partner's proxy holders, may revoke the consent by a writing received by the Managing Partner or secretary, if any, of the Partnership before written consents of all Partners required to authorize the proposed action have been filed.

                  E. Telephonic Participation by Partner at Meetings. Partners may participate in any General Partners' meeting through the use of any means of conference telephones or similar communications equipment as long as all Partners participating can hear and communicate with one another. A Partner so participating is deemed to be present in person at the meeting.

                  F. Proxies. Every Partner entitled to vote shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Managing Partner or secretary, if any, of the Partnership. A proxy shall be deemed signed if the Partner's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the Partner or the Partner's attorney-in-fact. A proxy may be transmitted by a telephonic transmission if it is submitted with information from which it may be determined that the proxy was authorized by the Partner or the Partner's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Partnership stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the Partner executing the proxy; or (ii) written notice of the dissolution, death or incapacity of the Partner executing the proxy is received by the Partnership before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy.


                                   ARTICLE V

                   MANAGEMENT AND CONTROL OF THE PARTNERSHIP

         5.1 Exclusive Management of the Partnership by the Managing Partner. Except to the extent otherwise expressly set forth in this Agreement, including, without limitation Sections 5.4 and 5.13, the business, property and affairs of the Partnership shall be managed exclusively by the Managing Partner. Except for situations in which the approval of the Non-Managing Partner and/or the Limited Partners are expressly required by this Agreement or pursuant to provisions of the Act, the Managing Partner shall have full, complete and exclusive authority, power, and discretion to manage and control the business, property and affairs of the Partnership, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Partnership's business, property and affairs. Without limitation on the foregoing, the Managing Partner shall designate either as authorized signatories or as officers of the Partnership, from time to time the Persons having authority to sign and endorse checks, execute contracts and otherwise bind the Partnership, and no Person not so designated shall have any such authority. Any third party shall be entitled to conclusively rely on any contract or instrument (including, but not limited to, any guaranty) signed by the Managing Partner on behalf of the Partnership, as the act and deed of the Partnership.

         5.2 Determination of Partner to Act as Managing Partner.

                  A. Number and Tenure. The Partnership shall at all times have one Managing Partner. Subject to the terms of this Agreement, the Partnership may have no more than one Non-Managing Partner and any number of Limited Partners. The initial Managing Partner and Non-Managing Partner are the Partners identified as such in the preamble to this Agreement.

                  B. Vacancies. The Managing Partner and the Non-Managing Partner shall each serve in such capacity until the earlier of (with respect to such Partner only) (i) except relative to an event described in Section 7.4, the sale, transfer or other disposition (whether voluntarily or by operation of law, including, without limitation, by merger, consolidation or liquidation) of such Partner's Partnership Interest in the Partnership in accordance with this Agreement, (ii) such Partner becoming a Bankrupt Partner, (iii) the determination by a court of competent jurisdiction that such Partner has committed fraud, gross negligence, a material breach of its fiduciary duties hereunder, or willfully or intentionally breached this Agreement in any material respect, (iv) the occurrence of an event described in Section 7.4 and
         (v) the agreement of the Managing Partner and the Non-Managing Partner that the Managing Partner shall become the Non-Managing Partner and vice-versa. The Managing Partner shall have no right to resign, nor may the Non-Managing Partner act to remove the Managing Partner, absent any of the events set forth in the first sentence of this Section 5.2B; provided, that the Non-Managing Partner may seek the determination of a court of competent jurisdiction that any such events have in fact occurred. The Non-Managing Partner shall have no right to resign as such, nor may the Managing Partner act to remove the Non-Managing Partner as such absent any of the events set forth in the first sentence of this Section 5.2B; provided, that the Managing Partner may seek a determination of a court of competent jurisdiction that any such events have in fact occurred. In the event of the sale, transfer or other disposition of the Partnership Interest of the Managing Partner or the Non-Managing Partner as described in clause (i) of the first sentence of this Section 5.2B, the successor to such Partner's

         Partnership Interest shall thereupon automatically succeed to the rights of such Partner as Managing Partner or Non-Managing Partner, as applicable. Upon the occurrence of any of the events set forth in clauses (ii), (iii) or (iv) of the first sentence of this Section 5.2B with respect to the Managing Partner only, the Non-Managing Partner shall automatically become the Managing Partner, and the Managing Partner shall become a Limited Partner. In the event of a change in the identity of the Managing Partner hereunder, the departing Managing Partner shall cooperate fully with the new Managing Partner to effect a smooth transition of the duties and responsibilities assigned to the Managing Partner hereunder, as well as the delivery of any and all relevant books and records, files and other information which the departing Managing Partner has in its possession or control relative to such duties and obligations and the business and affairs of the Partnership.

         5.3 Powers of Managing Partner. Without limiting the generality of
Section 5.1, but subject to the express limitations set forth elsewhere in this Agreement, including, without limitation, Sections 5.4 and 5.13, the Managing Partner shall have all necessary powers to manage and carry out the purposes, business, property, and affairs of the Partnership, including, without limitation, the power to do any or all of the following on behalf and in the name of the Partnership:

             A. The licensing of the name "Arvida" or any of its derivatives, provided that, such licensing shall not have a material adverse effect on the business or any of the properties owned (directly or through joint ventures or partnerships) or managed by Arvida/JMB Partners, L.P. as of the date hereof and set forth on Schedule 5.3A.

             B. Acquire, purchase, and own any personal property that the Managing Partner determines is necessary or appropriate or in the interest of the business of the Partnership;

             C. Sell, exchange, lease, or otherwise dispose of the property and assets owned by the Partnership, or any part thereof, or any interest therein;

             D. Borrow money on behalf of the Partnership from any party including the Partners and their respective Affiliates, issue evidences of indebtedness in connection therewith, and secure such indebtedness by mortgage, deed of trust, pledge, security interest, or other lien on Partnership assets, in each case where the amount of any such indebtedness does not exceed $1,000,000.00 in the aggregate; provided, however, that the Managing Partner shall have the power and authority, subject to the terms of this Agreement, to borrow money on behalf of any Future Development Entities (or other entities controlled by them) in such amounts as it deems necessary or appropriate, so long as such indebtedness is non-recourse to the Partnership and the Partners (except for customary recourse "carve-outs" for which recourse is limited to the interests of the Partnership and/or the Partners in the applicable Future Development Entity but not to any Partner's Partnership Interest);

                  E. Subject to Sections 5.3D and 5.4B incur debts and liabilities in the normal course of the business of the Partnership.

                  F. Undertake all actions that the Managing Partner determines are necessary or appropriate or in the interest of the business of the Partnership in furtherance of the purposes of the Partnership set forth in Section 2.5; obtain such licenses and permits on behalf of the Partnership and its Subsidiaries as are necessary or appropriate to conduct their respective businesses; employ persons to manage and perform the business of the Partnership and to provide compensation and other financial and employment benefits thereto as the Managing Partners may determine;

                  G. Sue on, defend, or compromise any and all claims or liabilities in favor of or against the Partnership; submit any or all such claims or liabilities to arbitration; and confess a judgment against the Partnership in connection with any litigation in which the Partnership is involved;

                  H. Retain legal counsel, auditors, and other professionals in connection with the Partnership business and to pay therefor such remuneration as the Managing Partner may determine;

                  I. Purchase liability and other insurance to protect the Partnership's property and business; and

                  J. Invest any Partnership funds in time deposits, short-term governmental obligations, commercial paper or other money market investments as the Managing Partner may determine.

         5.4 Non-Managing Partner Has No Managerial Authority Except With Respect to Major Decisions. The Non-Managing Partner shall have no power to participate in the management of the Partnership except as expressly authorized by this Agreement (including, without limitation, this Section 5.4) and except as expressly required by the Act. Unless expressly and duly authorized in writing to do so by the Managing Partner or as otherwise provided herein, the Non-Managing Partner shall not have any power or authority to bind or act on behalf of the Partnership in any way, to pledge its credit, or to render it liable for any purpose. If the Partnership establishes a Subsidiary in accordance with Section 2.5, the Non-Managing Partner shall have the same approval rights for actions proposed to be taken by any such Subsidiary as are specified in this Section 5.4 with respect to actions proposed to be taken by the Partnership. The following matters in this Section 5.4 ("Major Decisions") shall require the prior written approval of both the Managing Partner and the Non-Managing Partner, such consent to be given or withheld at their sole and absolute discretion, before action binding on the Partnership may be taken by the Managing Partner with respect to such matter:

                  A. Any sale, transfer or disposition by the Partnership, directly or indirectly, of all or substantially all of the Contributed Assets, and the terms of and parties to the documentation relating to the same.

                  B. Except as permitted by Section 5.3D, any financing, refinancing or indebtedness, or any material modification of the terms of any financing, refinancing or indebtedness, obtained by the Partnership in its own name or in the name of any of its Subsidiaries (or for which any of them are liable, directly or indirectly, by guaranty or otherwise), and the terms of and parties to the documentation relating to the same.

                  C. Except as expressly permitted by Section 5.12, the acquisition of one or more additional real property assets, or any direct or indirect interest therein, by the Partnership, costing in the aggregate, more than $1,000,000.

                  D. Except for the provisions of Section 3.3C, any transaction which would otherwise be permitted under Section 5.7, such consent by the Non-Managing Partner not to be unreasonably withheld unless it falls within another category requiring the consent of the Non-Managing Partner under this Section 5.4 or elsewhere in this Agreement.

                  E. Any sale of the Partnership or any of its Subsidiaries, or merger or consolidation thereof with another entity.

                  F. Any voluntary action of the Partnership to (a) make an assignment for the benefit of creditors, (b) obligate any Partner as a surety, guarantor or accommodation party to any obligation, or (c) file a petition, or consent to the appointment of a trustee or receiver or any judgment or order, under the federal bankruptcy laws on behalf of the Partnership or any of its Subsidiaries.

                  G. Except with respect to any action permitted by the provisions of Section 3.3, any action that may, either immediately or upon the exercise of future rights or options, cause the dilution of the Non-Managing Partner's or any Limited Partner's Percentage Interest in the Partnership.

                  H. The amendment, waiver or repeal of any of the provisions of this Agreement.

                  I. The conversion of the form of the Partnership from a limited partnership to any other type of entity.

                  J. Prior to the earlier of (i) the liquidation and termination of Arvida/JMB Partners, LP or (ii) December 31, 2002, the termination, replacement or reassignment of the Chief Executive Officer of the Partnership, or any material reduction in such person's duties or in his or her total compensation or benefits (as the duties and compensation exist effective as of January 1, 1998).

                  K. The preparation and filing of the Partnership's federal income tax return and the making (or revocation) of all tax elections for federal income tax purposes for the fiscal year ended December 31, 1997. The Managing Partner shall use its best efforts to provide a copy of the Partnerships proposed federal income tax return for the fiscal year ended December 31, 1997, to the Non-Managing Partner for its review no later than February 28, 1998.

                  L. The terms of any employment contract (or any modification or amendment thereof) which purports to give a Partnership employee any rights thereunder relative to the Old Arvida Bonus Plans or any other benefits to be provided by the Non-Managing Partner or its Affiliates (other than the Partnership).

                  M. The termination by the Partnership of any license agreement described on Schedule 5.4M, with respect to uses permitted as of the date hereof; provided that in the event the Managing Partner determines in the future that any other uses are in violation of the quality standards set forth under any such license agreements it shall provide the Non-Managing Partner written notice of such violation and the licensee (or its affiliate as the case may be) shall have forty-five (45) days to cure such violation. If such violation is not cured within such forty-five (45) day period, then the Managing Partner shall have the right without the consent of the Non-Managing Partner to terminate the license agreement.

                  N. The dissemination and the contents of any public notice, release or announcement, or public distribution of any document, relative to (a) transactions set forth in the Asset Contribution Agreement, (b) the terms and provisions of this Agreement, or (c) the private or public sale of debt or equity securities of the Partnership or any Subsidiary (if such notice, release, announcement or document refers to any other Partner's investment in the Partnership or such Subsidiary), except as such notice, release or announcement, or distribution of such document, may be required by law or the rules or regulations of any securities exchange, in which case the Partner required to give such notice, issue such release, make such announcement or distribute such document, or the Partnership, as applicable, shall allow the other General Partner a reasonable opportunity to comment upon the contents of such notice, release, announcement or document in advance of the public dissemination of same.

        Any change in any tax accounting practice or methods of the Partnership shall be subject to the consent of the Non-Managing Partner, which consent may not be unreasonably withheld.

         5.5 Performance of Duties; Liability of Managing Partner and Non-Managing Partner. Neither the Managing Partner nor the Non-Managing Partner shall be liable to the Partnership or to any Partner for any loss or damage sustained by the Partnership or any Partner, unless the loss or damage shall have been the result of fraud, the material breach of fiduciary duty hereunder, gross negligence or willful or intentional misconduct by the Managing Partner or the Non-Managing Partner. In performing their duties, the Managing Partner and the Non-Managing Partner shall be fully protected in relying in good faith on the records of the Partnership and on information, opinions, reports, or statements, including financial statements and other financial data presented to the Partnership by:

             (i) any of the other Partners, officers, employees or committees of the Partnership or its Subsidiaries; or

             (ii) any attorney, independent accountant, or other person as to matters which the Managing Partner or the Non-Managing Partner reasonably believes to be within such person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership.

         5.6 Devotion of Time. The Managing Partner and the Non-Managing Partner are not obligated to devote all of their time or business efforts to the affairs of the Partnership. The Managing Partner and the Non-Managing Partner shall devote whatever time, effort, and skill as they reasonably deem appropriate for the operation of the Partnership.

         5.7 Transactions between the Partnership and the Managing Partner. Notwithstanding that it may constitute a conflict of interest, the Managing Partner may, and may cause its Affiliates to, engage in any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service, or the establishment of any salary, other compensation, or other terms of employment) with the Partnership so long as such transaction is not expressly prohibited by this Agreement and so long as the terms and conditions of such transaction, on an overall basis, are fair and reasonable to the Partnership and are at least as favorable to the Partnership as those that are generally available from Persons capable of similarly performing them and in similar transactions between parties operating at arm's length.

         5.8 Liability of Partners to Partnership or Each Other Limited to Assets. Unless otherwise specifically agreed in writing by the Person undertaking such liability, under no circumstances will any director, officer, shareholder, member, manager, partner, employee, agent or Affiliate of any Partner, have any personal responsibility, directly or indirectly, for any liability or obligation of the Partner (whether on a theory of alter ego, piercing the corporate veil, or otherwise), whether that liability or obligation arises in contract, tort, or otherwise, and any recourse permitted under this Agreement or otherwise of the Partners, any former Partner or the Partnership against a Partner will be limited to the assets of the Partner (exclusive of any rights by or on behalf of such Partner against any of its directors, officers, shareholders, members, managers, partners, employees, agents or Affiliates) as they may exist from time to time; provided, however, that nothing herein shall protect any such Person from liability arising from the fraud, gross negligence or willful or intentional misconduct by such Person, or the activities of such Person taken outside the scope of such Person's duties and authority as a director, officer, shareholder, member, manager, partner, employee or agent of the Partnership or its Subsidiaries, as applicable.

         5.9 Limited Partners Have No Managerial Authority. No Limited Partner shall have any power to participate in the management of the Partnership except as expressly authorized by this Agreement, and except as expressly required by the Act. Unless expressly and duly authorized in writing to do so by the Managing Partner or as otherwise provided herein, no Limited Partner shall have any power or authority to bind or act on behalf of the Partnership in any way, to pledge its credit, or to render it liable for any purpose.

         5.10 Officers. The Managing Partner (subject to the rights of the Non-Managing Partner under Sections 5.4 and 5.13) may elect officers at any time and shall maintain the names and offices held of such officers in the records of the Partnership. The initial officers of the Partnership are set forth in
Schedule 5.13 attached hereto. The officers of the Partnership may have such titles as are determined by the Managing Partner. The officers shall serve at the pleasure of the Managing Partner, subject to Sections 5.4, 5.13, and this
Section 5.10, and all rights, if any, of an officer under any contract of employment that is or becomes an obligation of the Partnership. Any individual may hold any number of offices. No officer need be a resident of any State or citizen of the United States. If the Managing Partner is not an individual, subject to Section 5.13, such Managing Partner's officers may serve as officers of the Partnership if elected by the Managing Partner. The officers shall exercise such powers and perform such duties as shall be determined from time to time by the Managing Partner.

         5.11 Managing Partner and Its Successors To Be Single Purpose Entity. The Managing Partner hereby covenants and agrees that its sole purpose while it has any obligations under this Agreement, shall be to hold its Partnership Interest in the Partnership and exercise its rights, duties and obligations in connection herewith. Each successor in interest to the Managing Partner shall also be a single-purpose entity in accordance with the foregoing. St. Joe also joins in this Agreement for the purpose of acknowledging the foregoing and covenanting that it will cause any of its Affiliates that is (or becomes) the Managing Partner to comply with this Section 5.11 and that it will take no action inconsistent therewith.

         5.12 New Development or Management Opportunities. The Partnership and the Managing Partner each hereby covenant and agree that all opportunities for the project supervision and management, predevelopment, development, purchase, ownership, construction, marketing or sale of any Future Development (as defined below) shall be governed by this Section 5.12. St. Joe shall join in this Agreement for the purpose of, among other things, acknowledging and becoming bound by the provisions of Section 5.12 hereof.

              A. Right of Non-Managing Partner and JMB LP to Participate as Owner in Future Developments. For the purposes of this Agreement, "Future Development" means: (i) future Arvida-named projects; and (ii) other residential projects or mixed use projects that are primarily residential, but may include other land uses, whether or not such projects include the name "Arvida". This term includes all land, infrastructure, improvements (whether residential improvements or non-residential improvements which support any such property development), rights, fixtures, easements and other real and personal property relative thereto. Future Developments, at St. Joe's sole discretion, may, in addition, include stand alone hotel and/or resort properties, but shall not include stand-alone golf courses; provided that, Future Developments in all cases shall include any Arvida-named projects regardless of any designations to the contrary by St. Joe. The Managing Partner and St. Joe Development, on behalf of themselves and their Affiliates (herein collectively referred to as the "St. Joe Partner"), hereby grant to the Non-Managing Partner and its Affiliates (and to JMB LP to the extent set forth herein), and their respective Affiliates (collectively referred to as the "JMB Partner") the right to participate in any Future Development on the same economic basis as the Managing Partner and its Affiliates, for up to 26% (such percentage to be determined by the JMB Partner) of the Future Development. The right of participation granted to the JMB Partner pursuant to this Section 5.12A shall cover all acquisitions of economic interests of the St. Joe Partner, including all interests in the Future Developments obtained through purchase, option, the acquisition of development rights, loans, contribution or other transfers of assets, securities or rights. The decision as to whether a particular stand-alone hotel and/or resort project is a Future Development in which a JMB Partner shall have a right to participate in shall be the sole decision of the St. Joe Partner; provided that, Future Developments in all cases include any Arvida-named projects regardless of any designations to the contrary by St. Joe. An "Arvida-named project" means any project that includes "Arvida" in its name, whether or not with any other name, designation or reference.

                           1. Currently Owned Properties. Except for the
                  projects and properties listed on Schedule 5.12A(1), in the event that the St. Joe Partner determines to develop a Future Development on land that is owned by the St. Joe Partner as of the date hereof, the St. Joe Partner shall afford the JMB Partner the right to purchase up to 26% (such percentage to be determined by the JMB Partner) of such Future Development for a purchase price based upon the Fair Market Value thereof, as determined under subsection 5 below.

                           2. Not Currently Owned Properties. Except for the
                  projects and properties listed on Schedule 5.12A(1), in the event that the St. Joe Partner determines to develop a Future Development on land that is not owned by the St. Joe Partner as of the date hereof, the St. Joe Partner shall afford the JMB Partner the right to participate for up to 26% (such percentage to be determined by the JMB Partner) of the St. Joe Partner's economic interest therein for a cost equal to the cost to the St. Joe Partner (prorated on the basis of their relative percentage interests) of acquiring such interest.

                           3. Character of JMB Partner's Interest. The JMB
                  Partner's interest in any Future Development Entity shall be as a limited partner, non-managing member of a limited liability company or other similar interest in which the JMB Partner has no liability beyond its interest therein, unless the JMB Partner requests in writing that it be a non-managing general partner. Any participation of the JMB Partner in any such Future Development shall be upon market terms and the provisions and any documentation regarding such Future Development Entity shall be on market terms, but shall in any event permit the JMB Partner to freely transfer any such interest to an Affiliate. In addition to the foregoing, to the extent that the terms of the relevant organizational documents (e.g. partnership agreement, limited liability company agreement, etc.) or transactional documents relative to the investment of the Future Development Entity in such Future Development entitles the St. Joe Partner to receive promotional or incentive fees based upon the returns achieved by the Future Development Entity in such Future Development, such promotional and incentive fees shall not be taxed against the interest of the JMB Partner in such Future Development Entity (other than those given to a third party unaffiliated with the St. Joe Partner which shall be taxed proportionally against the St. Joe Partner and the JMB Partner).

                           4. Notice of Opportunity and Election to Participate.
                  If the St. Joe Partner desires to undertake or participate in the development of a Future Development, the St. Joe Partner shall first deliver a notice (the "Development Notice") to the Non-Managing Partner notifying it thereof and identifying all of the material terms of and facts relating to the investment theretofore made, or to be made, by the St. Joe Partner in such Future Development, including, without limitation, the identity and extent of participation of any third parties therein. For a period of thirty (30) days after receipt of such Development Notice (the "Development Notice Period") the Non-Managing Partner (on behalf of itself and any other JMB Partner) shall have the right to invest in such development, upon the same terms and conditions as set forth in the Development Notice, which shall otherwise be consistent with this Section 5.12. Such Development Notice shall also include the St. Joe Partner's good faith estimate of the Fair Market Value of any property currently owned by the St. Joe Partner which shall be a part of such Future Development, which Fair Market Value shall be finally determined in accordance with subsection 5 below. The JMB Partner may exercise its right to invest hereunder by delivering a written notice (the "Development Participation Notice") to the St. Joe Partner prior to the end of the Development Notice Period, which Development Participation Notice shall specify the percentage participation (relative to the entire collective participation of the St. Joe Partner and the JMB Partner, but not any unaffiliated third parties), not greater than 26%, that the JMB Partner desires in such Future Development. If the JMB Partner delivers a timely Development Participation Notice exercising its right to invest in the development of such Future Development, the St. Joe Partner and the JMB Partner shall (i) promptly initiate the appraisal process set forth in subsection 5 below, if applicable, (ii) form and agree upon the terms and provisions of the operating agreements for an entity through which the ownership of the interests in such Future Development shall be held (a "Future Development Entity"); provided, however, that in the event that the JMB Partner elects to invest for its entire 26% entitlement and there are no third-party investors in such Future Development, such ownership may, at the election of the Managing Partner, be held directly by the Partnership, which shall then be deemed to be the Future Development Entity for the purposes of such Future Development, (iii) effect the transfer of any currently owned property to such Future Development Entity, and (iv) enter into development and management agreements with the Partnership which comply with the terms of this Agreement. The Partners hereby agree that, to the extent that the Non-Managing Partner and JMB LP elect to invest for their entire 26% entitlement and the Partnership is to be the Future Development Entity, each of the Partners shall invest therein for such portion in accordance with their respective Percentage Interests. If the JMB Partner does not exercise the right granted hereunder with respect to a particular Future Development the St. Joe Partner will have the right to undertake and participate in such Future Development. If the St. Joe Partner ultimately determines to undertake or participate in such Future Development and there is a material change in the terms and conditions from those contained in the original Development Notice (which would be beneficial to the JMB Partner economically) or the development costs incurred with respect to such Future Development during the one year period after the date of the expiration of the original Development Notice Period are less than $250,000, then the right of the Managing Partner and its Affiliates to develop such Future Development shall again become subject to this
                  Section 5.12, and a new Development Notice containing such revised terms and conditions must be delivered.

                           5. Agreement Upon Fair Market Value; Appraisal
                  Process. In the event that the St. Joe Partner and the JMB Partner are unable to agree on the Fair Market Value of any interest in property to be purchased by such JMB Partner from such St. Joe Partner under this Section 5.12, within thirty
                  (30) days after the delivery of the Development Participation Notice (the "Value Negotiation Date"), the Fair Market Value of such property shall be determined by an appraisal made by a single appraiser or by a board of three appraisers, each of whom must (i) be a member of the American Institute of Real Estate Appraisers or a successor body hereinafter constituted exercising a similar function, (ii) have at least five (5) years experience in appraising large tracts of undeveloped land, and (iii) have no direct or indirect financial or other business interests in or with either the JMB Partner or the St. Joe Partner. During the fifteen (15) days immediately following the Value Negotiation Date, the St. Joe Partner and the JMB Partner will endeavor to jointly select and appoint an appraiser; however, if they fail to do so, each of them shall within thirty (30) days after the Value Negotiation Date select and appoint an appraiser, and the two appraisers so selected shall select and appoint a third appraiser. If the appraisers selected by the St. Joe Partner and the JMB Partner are unable to agree upon a third appraiser within forty-five
                  (45) days after the Value Negotiation Date, such third appraiser shall be appointed pursuant to the rules of the American Arbitration Association. If either the St. Joe Partner or the JMB Partner fails to select and appoint an appraiser within thirty (30) days after the Value Negotiation Date (and they have not otherwise agreed on a single appraiser) the appraiser selected and appointed by the party that appointed an appraiser within such period shall be the sole appraiser to determine the Fair Market Value hereunder. The costs and expenses of each of the first two appraisers shall be paid by the party appointing such appraiser, and the costs and expenses of the third appraiser (or the single appraiser, if applicable) shall be shared 50% by the St. Joe Partner and 50% by the JMB Partner. Each appraiser appointed shall proceed to appraise the Fair Market Value of the property and notify the parties of same by written notice (which shall include a copy of such appraiser's appraisal report) not later than thirty (30) days after such appointment. If there is a single appraiser, such appraiser's determination shall constitute the Fair Market Value of such property. If there are three appraisers, the middle appraisal in terms of value shall constitute the Fair Market Value of such property. Such determination of Fair Market Value shall be binding and conclusive on the St. Joe Partner and the JMB Partner.

                  B. Right of Partnership to Enter Into Future Management Contracts. Unless otherwise agreed in writing by the Partners, the Managing Partner and its Affiliates shall enter into Future Management Contracts solely with the Partnership (or its wholly-owned Subsidiaries) for all Future Developments, and shall refer all opportunities for Future Management Contracts with unaffiliated third parties for Future Developments to the Partnership, which shall include all property purchase, pre-development, development, management, residential property brokerage, advisory, construction, project consulting and/or project supervisory services to be provided relative to such Future Developments. The Managing Partner and its Affiliates may not perform any of such services themselves, but shall act solely through the Partnership and its Subsidiaries. The terms and provisions of each such Future Management Contract respecting any Future Development shall be market terms for such contracts available at the time with unaffiliated third parties, provided, however, that the Partnership shall, in addition to any other compensation to be received pursuant to any such Future Management Contract, receive reimbursement of or value for all out-of-pocket costs incurred by the Partnership and its Affiliates (or their officers, directors, managers, members, shareholders, partners, employees, contractors or agents) in connection with the provision of services pursuant to any such Future Management Contract.

                  C. Advancement of Development Costs. The St. Joe Partner covenants and agrees that it will advance 75% of the costs and expenses (the "Development Costs") associated with the evaluation of potential Future Developments (the "St. Joe Advances"). The St. Joe Advances shall be made to a Subsidiary of St. Joe. The Partnership shall be responsible for funding the remaining 25% of the Development Costs to be borne by the Partners in their respective Percentage Interests at the time of funding (i.e. 74% to be charged to the Capital Accounts of the Managing Partner and St. Joe Development (or 18.5% of the total Development Costs) and 26% to be charged to the Capital Accounts of the Non-Managing Partner and JMB LP (or 6.5% of the total Development Costs), subject to adjustment as provided in Section 3.3). The St. Joe Advances shall bear interest at the rate of 2% plus the prime rate announced from time to time by First Union National Bank of Florida and shall accrue interest from the date the first advance is made. In the event that either the St. Joe Partner or the JMB Partner ultimately decide to invest in a particular Future Development then the Development Costs shall be repaid by the Future Development Entity including repayment of any St. Joe Advances together with accrued interest. In the event that neither the St. Joe Partner or the JMB Partner invests in a particular Future Development, then only 25% of the Development Costs shall be charged against the Capital Accounts of each Partner pursuant to their respective Percentage Interests.

         5.13 Certain Employment Matters. Pursuant to the Asset Contribution Agreement, the Assumed Obligations include, among other things, employment agreements with certain executives of Arvida Company. As of January 1, 1998, the Partnership will become the employer of all the officers listed on Schedule 5.13 (the "Partnership Officers"). The Managing Partner agrees that it will give the Non-Managing Partner 45 days prior written notice of termination of any Partnership Officer; provided, however, that the Managing Partner shall not be required to provide any prior notice of termination to the Non-Managing Partner for the termination of any Partnership Officer if such termination is for Cause. Notwithstanding the foregoing, if the Partnership Officer that the Managing Partner intends to terminate is the Chief Executive Officer (the "CEO") of the Partnership (who initially shall be James D. Motta), then the Managing Partner shall provide the Non-Managing Partner 60 days prior written notice. In addition, the decisions to terminate and replace the CEO of the Partnership shall be made jointly by the Managing Partner and the Non-Managing Partner. The rights of the Non-Managing Partner to prior notices regarding Partnership Officers and decisions regarding the CEO shall terminate upon the earlier of (i) the liquidation and termination of Arvida/JMB Partners, L.P. or (ii) December 31, 2002. The Managing Partner hereby acknowledges and agrees that there are currently in effect for the benefit of certain employees of Arvida I and Arvida
Company: (i) the Long Term Income Award Program, and (ii) the Bonus Program (collectively, the "Old Arvida Bonus Plans"). Arvida Company also has adopted and maintains the Amended and Restated 1997 Supplemental Bonus Plan (the "Supplemental Plan"). The Partnership has entered into that certain Paying Agreement (the "Paying Agreement") with Arvida Company, dated as of the date hereof, whereby the Partnership will act as the paying agent of Arvida Company, which will otherwise continue to administer the Supplemental Plan. Subject to the provisions of this

Section 5.13, the Partnership will administer the Old Arvida Bonus Plans from and after January 1, 1998. The Non-Managing Partner represents that any amounts awarded and unpaid under the Old Arvida Bonus Plans on the date hereof are subject to reimbursement by Arvida I. With respect to any amounts to be awarded under the Old Arvida Bonus Plans from and after January 1, 1998 (or any other plans adopted from and after such date) for which reimbursement will be sought from Arvida I ("Arvida I Reimbursable Bonus Costs"), all actions of the Partnership and decisions with respect thereto shall be determined by the Non-Managing Partner, in its sole and absolute discretion. In addition, the Partners acknowledge and agree that the Partnership will obtain the consent of Arvida I prior to the determination of any Arvida I Reimbursable Bonus Costs. The rights of the Non-Managing Partner hereunder shall (subject to the Non-Managing Partner obtaining the approval of Arvida I and solely with respect to Arvida I Reimbursable Bonus Costs) include, without limitation: (i) the determination of the size of any bonus pools funded by Arvida I, (ii) the formulae and parameters for determining whether bonuses will be awarded, (iii) the range of bonus eligibility for each employee; (iv) the exercise of any discretion with respect to the determination of the bonus payable to any employee; (v) the timing of payment, (vi) the rules for participation, vesting and forfeiture of employees; and, (vii) the modification or termination of the Old Arvida Bonus Plans. The Managing Partner shall have no responsibility or liability with respect to duties and obligations of the Non-Managing Partner relative to the Arvida I Reimbursable Bonus Costs. The Managing Partner will have the right to make decisions and take action with respect to any bonus program of the Partnership that is in effect from or after January 1, 1998, to the extent it is a Partnership obligation and not an Arvida I Reimbursable Bonus Cost.

         5.14 Business Plan. Prior to thirty (30) days before the beginning of each calendar year the Managing Partner shall prepare (or cause the Partnership to prepare) and submit to the Non-Managing Partner a business plan (the "Business Plan") for such calendar year with respect to the operations of the Partnership. Notwithstanding the foregoing, the Partners agree that the 1998 Business Plan shall not be submitted to the Non-Managing Partner until ninety
(90) days after the date of this Agreement. The Business Plan shall be presented in sufficient detail that the recipient thereof shall have a comprehensive report on the projected cash expenditures, capital expenditures, cash receipts, reserves, material business developments and other significant matters expected to be pursued or encountered by the Partnership during the calendar year in question with respect to the portion of the operations of the Partnership covered by such Business Plan. The Managing Partner and the Non-Managing Partner, shall meet within fifteen (15) days following the submission of any Business Plan in order that they may each discuss and provide comments thereon, however, the Managing Partner shall have the sole and absolute authority to adopt such Business Plan and cause the Partnership to implement same; provided that the foregoing shall not modify any rights or obligations under a management agreement or sub-management agreement by which the Partnership is bound. The Business Plan may be amended at any time by the Managing Partner provided that reasonable advance notice be given to the Non-Managing Partner, and a reasonable opportunity for additional discussion and commentary has been provided. The Managing Partner shall cause the Partnership to prepare and deliver a report to the Partners within sixty (60) days after the end of each calendar quarter which compares the actual results of the Partnership both for the quarter, and on a year to date basis, along with comparable historical information, if available from the previous Fiscal Year, with the projected results set forth in the Business Plan. Such report shall also contain an update of the development and management activities of the Partnership at each of the communities where it is performing services or conducting its activities. The Managing Partner will respond to reasonable questions presented by any Partner respecting the Business Plan, such reports and the operating results of the Partnership.

                                   ARTICLE VI

              ALLOCATIONS OF PROFITS AND LOSSES AND DISTRIBUTIONS

         6.1 Sharing of Income, Gain, Loss, Deduction and Credit.

                  A. Profits and Losses. Except as otherwise expressly provided in this Agreement, all Profits and Losses (including, without limitation, all items of income, gain, loss, deduction and credit) and all cash flow, proceeds and other cash available for distribution, and any other economic item or attribute of the Partnership shall be shared by the Partners in accordance with this Article VI.

                  B. Allocation. Subject to Sections 6.1C and D and Sections 6.5 and 6.6 for each Partnership taxable year (or portion thereof), all Profits and Losses (including, without limitation, all items of income, gain, loss, deduction and credit) shall be allocated among the Partners in proportion to their respective Percentage Interests; provided, however, that Losses shall not be allocated to a Partner to the extent that they would create or increase an Adjusted Capital Account Deficit for such Partner, and any such Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Partner, shall be allocated to the other Partners; and provided further, that any such reallocation shall be subject to the application of this Section 6.1B to the other Partners.

                  C. Allocations in Accordance with Section 704(c) of Code. The parties hereto intend that the allocations of Profits and Losses set forth in this Section 6.1 be in compliance with Section 704(c) of the Code, to the extent that such Section applies to Partnership property. Accordingly, allocations shall be made so as to take account of the variation between the respective basis of the Partnership properties and their fair market values at the time of contribution, as determined pursuant to Section 5.12, if applicable, and otherwise as determined by all of the Partners. Subject to Section 5.4, the "traditional method" under Regulation Section 1.704-3(b) shall be used.

                  D. Unrealized Receivables and Inventory Items. For purposes of determining the character of any gain or profit (arising from the sale or other disposition of property by the Partnership or a partnership or limited liability company in which the Partnership is a partner, member or economic interest owner) allocated to any Partner under this Section

         6.1, the portion of such gain or profit allocated under this Section
         6.1 that represents ordinary income attributable to depreciation recapture, to other Unrealized Receivables or to Inventory Items, shall be allocated to the Partners who were allocated the depreciation deductions or other tax benefits giving rise to or attributable to such depreciation recapture, other Unrealized Receivables or Inventory Items, but only to the extent of such gain or profit already allocated to such Partners under this Section 6.1.

         6.2 Allocations and Distributions Attributable to Transferred Interest. Except with respect to the transfer described in Section 3.1 hereof, with respect to any Transfer of an interest in the Partnership in accordance with this Agreement during any period for which an allocation or distribution is made, Profits, Losses and cash distributions resulting from the operations of the Partnership, or a partnership or limited liability company in which the Partnership is a partner or owns an economic interest, shall be allocated or distributed based upon the number of days in such period which occurred before and after such Transfer regardless of the time at which any item was actually received, paid or incurred, and Profits, Losses and cash distributions resulting from sales of properties outside the ordinary course of business by the Partnership, or a partnership or limited liability company in which the Partnership is a partner or owns an economic interest, shall be allocated or distributed, as the case may be, to the Partners of the Partnership as of the day on which such allocations or distributions were based even if they have ceased to be Partners on any date on which such allocations or distributions are made. The determination of allocations of Profits and Losses and distributions with respect to the transfer of Units described in Section 3.1 hereof as between the transferor and the transferee of such Units shall be based upon the closing of the books of the Partnership, on an accrual basis, as of the date of transfer.

         6.3 Distributions. Subject to Section 6.2, each distribution to the Partners of cash or other assets of the Partnership made prior to the dissolution of the Partnership, including, but not limited to, each distribution of Distributable Cash from the operations of the Partnership shall be made to the Partners in accordance with their respective Percentage Interests, as of the date of such distribution. Subject to Section 6.2, each distribution of cash or other assets of the Partnership made after dissolution of the Partnership shall be made in accordance with Article IX hereof. Distributions to the Partners will be made in such amounts and at such times as shall be determined by the Managing Partner, or in the event of the dissolution and liquidation of the Partnership, by the Liquidators. Distributions of Distributable Cash shall be made no less frequently than annually.

         6.4 Tax Status and Reports. Any provisions hereof to the contrary notwithstanding, solely for Federal income tax purposes, each of the Partners hereby recognizes that the Partnership will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, that the filing of partnership returns of income for such tax purposes shall not be construed to extend the purposes of the Partnership.

         6.5 Capital Accounts of the Partners.

                  A. General. The Managing Partner shall establish and maintain for each Partner a separate Capital Account in accordance with Section 704(b) of the Code and Regulation Section 1.704-1(b)(2)(iv). Unless otherwise required by the immediately preceding sentence, such Capital Account shall be increased by (a) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (b) all Profits or items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with
         Section 6.5B. hereof and allocated to such Partner pursuant to Section
         6.1 hereof, and decreased by (i) all distributions of cash or property (determined based on the Fair Market Value thereof) made to such Partner pursuant to this Agreement, (ii) all Losses or items of Partnership loss or deduction computed in accordance with Section 6.5B. hereof and allocated to such Partner pursuant to Section 6.1, and (iii) any expenditures of the Partnership described, or treated under Section 704(b) of the Code as described in Section 705(a)(2)(B) of the Code. The initial Capital Account balance of each Partner on the date hereof is as set forth in Exhibit B.

                  B. Income, Gains, Deductions and Losses. For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for Federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be separately included in taxable income or loss).

                  C. Distributions and Partnership Interest Transfers. The Managing Partner shall make the adjustments to the Capital Accounts of the Partners to the extent permitted by Regulation Section 1.704-1(b)(2)(iv)(f) & (g).

         6.6 Minimum Gain Chargeback; Qualified Income Offset. Notwithstanding anything to the contrary in this Agreement, Profits and Losses shall be allocated as though this Agreement contained (and there is hereby incorporated by reference) a minimum gain chargeback provision which complies with the requirements of Section 1.704-2 of the Treasury Regulations and qualified income offset provision which complies with the regulations of Section
1.704-1(b)(2)(ii)(d) of the Treasury Regulations.


                                  ARTICLE VII

                 TRANSFER AND ASSIGNMENT OF ECONOMIC INTERESTS

         7.1 Transfer and Assignment of Interest. Any Partner (a "Transferor") may transfer, assign, convey, sell, pledge, encumber, gift, bequeath (subject to Section 7.4 hereof) or otherwise alienate (any such event being hereinafter referred to as a "Transfer") such Partner's Partnership Interest hereunder only if such Transfer otherwise complies with the provisions of this Agreement (including, without limitation, Sections 7.2, 7.6 and 12.10 hereof). Subject to such requirements, such Partnership Interest may be transferred in whole, but not in part, and any attempt of a Partner to transfer only a portion of such Partner's Partnership Interest shall be void, and without any force or effect; provided, however, that a Partner may transfer a portion of such Partner's Partnership Interest to any other Partner or to an Affiliate of the Transferor. In further limitation of the foregoing, a Partner may not make any Transfer to a non-Affiliate, unless all Affiliates of such Partner who also hold Partnership Interests, transfer such Partnership Interests to such non-Affiliate (or an Affiliate thereof) on the same terms and conditions as, and in conjunction with, such Transfer. In the event of any Transfer to a Person who is not an Affiliate of such Partner, the Partnership and the other Partners who are not Affiliates of the Transferor (the "Non-Transferring Partners") shall have certain rights to purchase such Partnership Interest or to sell such other Non-Transferring Partners' Partnership Interests pursuant to Sections 7.6 and 7.7. Subject to Section 7.4, in the event of a Transfer of an Partnership Interest hereunder which complies with the provisions of this Agreement, the transferee of such Partnership Interest (the "Transferee") shall be admitted as a substitute Partner of the same category as the Transferor, entitled to all of the benefits, and responsible for all of the obligations, in the Partnership represented by such category of interest from and after the date of such admission as established in
Section 7.3. In addition to the other provisions in this Section 7.1, a Partner may not Transfer or otherwise dispose of the economic interest represented by its Partnership Interest, separately from such Partnership Interest, except as expressly provided in this Article 7. In addition to the other restrictions noted in this Agreement, each Partner agrees that it will not, directly or indirectly, Transfer any interest, economic or otherwise, represented by its Units except as permitted under the Securities Act of 1933 and other applicable securities laws. A transfer or other disposition of all or a controlling interest in the stock, partnership interests, membership interests or other equity interests in a Partner, directly or indirectly, shall be deemed a Transfer of such Partner's Partnership Interest for the purposes of this Article VII.

         7.2 Substitution of Partners. A Transfer shall not be effective, and Transferee shall not become a substitute Partner, unless the Transferee executes an instrument satisfactory to the Non-Transferring Partners (other than the Limited Partners) accepting and adopting the terms and provisions of this Agreement, and the Transferee pays any reasonable expenses in connection with such Transferee's admission as a new Partner. The admission of a substitute Partner shall not result in the release of the Transferor from any liability that the Transferor may have to the Partnership or any other Partner as of the date of the Transfer. A Transferor who is a Partner shall cease to be a Partner upon the effective date of Transfer under Section 7.3.

         7.3 Effective Date of Transfers and Admission to Partnership. Unless otherwise agreed by the Partners in writing, any Transfer of a Partnership Interest shall be effective as of the date following the later of (i) the date upon which the Transferor provides the Non-Transferring Partners with written notice of such Transfer (or, if the Transfer is proposed to be made to a Person other than an Affiliate of such Transferor, the date of expiration of the

Transfer Notice Period under Section 7.6), (ii) the date as of which such Transfer and any other Transfers required under Section 7.7 are consummated between the Transferor and those Partners exercising their piggy-back rights under Section 7.7 and the Transferee, and (iii) the date upon which the Transferee executes an instrument satisfactory to the Non-Transferring Partners (other than the Limited Partners and those other Partners exercising their piggy-back rights under Section 7.7) accepting and adopting the terms and provisions of this Agreement. Any Transferee of a Partnership Interest shall take subject to the restrictions on Transfer imposed by this Agreement.

         7.4 Rights of Legal Representatives. Subject to Section 5.2, if a Partner who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Partner's person or property, the Partner's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Partner's rights for the purpose of settling the Partner's estate or administering the Partner's property. Subject to Section 5.2, if a Partner that is a corporation, trust or other entity is dissolved or terminated, the Partner's rights may be exercised by such Partner's legal representative or successor.

         7.5 No Effect to Transfers in Violation of Agreement. No transfer of a Partnership Interest not permitted under or made in compliance with this Agreement shall be valid or effective for any purpose.

         7.6 Right of Partnership and Remaining Partners to Purchase Partnership Interest Prior to Transfer. If a Partner desires to make a Transfer pursuant to
Section 7.1, other than to an Affiliate of such Partner, the Partner shall first deliver a notice (the "Transfer Notice") to the Partnership and the Non-Transferring Partners notifying them thereof and all of the material terms of such Transfer, including, without limitation, the identity of the proposed Transferee (and any reasonable information with respect thereto requested by the Non-Transferring Partner), the consideration for such Transfer and material terms to be set forth in any agreement of transfer intended to be entered into with respect to such Transfer. For a period of sixty (60) days after receipt of such Transfer Notice (the "Transfer Notice Period") the Non-Transferring Partners shall have a right of first refusal to purchase (or cause a designee who is an Affiliate to purchase) the Partnership Interest which is the subject of such proposed Transfer, upon the same terms and conditions as set forth in the Transfer Notice. The Non-Transferring Partners may exercise their purchase right hereunder by delivering a notice (the "Transfer Acceptance Notice") to the Transferor prior to the end of the Transfer Notice Period. If any Non-Transferring Partner delivers a timely Transfer Acceptance Notice exercising its right to purchase the Transferor's Partnership Interest, the Transferor shall transfer such Partnership Interest to the Non-Transferring Partner (or its designee who is an Affiliate) on a date selected by the Non-Transferring Partner on or before thirty (30) days after the end of the Transfer Notice Period. If more than one Non-Transferring Partner exercises such rights, each such Non-Transferring Partner shall purchase its pro rata share of such Partnership Interest, based upon the relative Percentage Interests of such Non-Transferring Partners. If the Non-Transferring Partners do not exercise either the right granted hereunder, or the right granted under Section 7.7, the Transferor must consummate such proposed Transfer, on the terms set forth in the Transfer Notice (including, without limitation, consummating such Transfer to the Transferee proposed in the Transfer Notice, or an Affiliate thereof), within sixty (60) days after the expiration of the Transfer Notice Period, or the Transferor's right to Transfer shall again become subject to this Section
7.6 and Section 7.7 hereof, and a new Transfer Notice must be delivered. Any such Transfer shall also be subject to all other provisions of this Agreement respecting Transfers.

         7.7 Piggy-Back Right. In the event that a Partner delivers a Transfer Notice as described in Section 7.6, the Non-Transferring Partners and each other Partner shall also have the right to elect, such right also to be exercised in the Transfer Acceptance Notice described in Section 7.6, to sell its Partnership Interest to the Transferee specified in the Transfer Notice, on the same terms and conditions (adjusted on a pro-rata basis to take into account the relative Percentage Interests of the Partners) as specified in the Transfer Notice. If the Non-Transferring Partner or any such other Partner delivers a timely Transfer Acceptance Notice exercising its right to sell its Partnership Interest, the Transferor shall cause the Transfer of the Partnership Interests of both the Transferor and Partners so electing, to the proposed Transferee, on or before thirty (30) days after the end of the Transfer Notice Period. The Transferor shall in such event have no right to modify any of the terms of the proposed Transfer without the prior written consent of each of the Non-Transferring Partners, which consent may be withheld or delayed in the sole discretion of the Non-Transferring Partners. In the event such Transfers are not consummated on or before the end of such thirty (30) day period, the Transferor's right to Transfer shall again become subject to Section 7.6 and this Section 7.7 hereof, and a new Transfer Notice must be delivered.

         7.8 Right of Managing Partner to Call Partnership Interest of Non-Managing Partner and JMB LP. The Managing Partner shall have the right, which may be exercised at any time after the tenth anniversary of the date hereof, upon one hundred twenty (120) days prior written notice (the "Call Notice"), to purchase the entire aggregate Partnership Interests of the Non-Managing Partner and JMB LP, and their respective successors and assigns, in the Partnership (collectively, the "Called Interest"), upon the terms set forth in this Section 7.8. The price to be paid by the Managing Partner (or an Affiliate designated by the Managing Partner) for the Called Interest (the "Call Price") shall be the amount obtained by multiplying the Fair Market Value of the Partnership, determined on the date of delivery of the Call Notice, by the aggregate Percentage Interests represented by the Called Interest. The Call Notice shall include the Managing Partner's proposal for the Call Price (the "Call Offer"), together with supporting information in sufficient detail so that the Non-Managing Partner may assess the basis for and adequacy of the Call Price so proposed, as well as the date for closing the purchase (the "Call Transfer Date"), which shall be not more than one hundred fifty (150) days from the date of the Call Notice. After receiving the Call Offer, the Non-Managing Partner shall have ninety (90) days (the "Call Assessment Period") to perform such due diligence on the Partnership, at the Non-Managing Partner's sole cost and expense, as the Non-Managing Partner may reasonably deem necessary in order to assess the appropriate Call Price, and the Managing Partner shall fully cooperate with the Non-Managing Partner in facilitating such due diligence review. Prior to the end of the Call Assessment Period, the Non-Managing Partner shall deliver a notice to the Managing Partner (the "Call Response") which shall include the Non-Managing Partner's proposal for the Call Price (the "Call Counteroffer"), together with supporting information in sufficient detail so that the Managing Partner may assess the basis for and adequacy of the Call Price so proposed. The Call Response and Call Counteroffer shall be binding upon all Limited Partners. For a period of thirty (30) days after the delivery of the Call Response (the "Call Negotiation Period"), the Managing Partner and the Non-Managing Partner shall negotiate in good faith to arrive at the Call Price to be paid hereunder. In the event that the Managing Partner and the Non-Managing Partner are unable to agree on the Call Price prior to the end of such thirty-day period, either the Managing Partner or the Non-Managing Partner may request arbitration with respect thereto by written notice to the other party. In such event, such arbitration shall be conducted in accordance with Section 7.11. Once the Arbitrators with respect to such arbitration determine the Call Price, the Managing Partner shall promptly pay the Call Price to the Non-Managing Partner and JMB LP, or their respective successors or assigns, (prorated based on their respective Percentage Interests), together with interest thereon from the Call Transfer Date to the date of such payment at the Applicable Rate, such payment to be made in cash. The Partnership Interests of the Non-Managing Partner and JMB LP, and their respective successors or assigns, shall be deemed transferred hereunder as of the Call Transfer Date and the Non-Managing Partner and JMB LP agree to deliver appropriate assignment documentation as determined by the Managing Partner.

         7.9 Restrictions on Transfer. Anything contained in the provisions of this Article VII to the contrary notwithstanding, no Transfer of Partnership Interests (or any interests therein) shall be effective if the Non-Transferring Partners determine, based on the advice of counsel from a nationally-recognized law firm, that such Transfer (i) would result in the Partnership being classified as an association taxable as a corporation for Federal and/or state income tax purposes (and any such Transfer shall be effected in such manner as may be necessary to maintain the classification of the Partnership as a partnership for Federal and/or state income tax purposes), (ii) would result in a termination of the Partnership under Section 708(b)(1)(B) of the Code, unless the Non-Transferring Partners approve such a Transfer, (iii) would create a material risk of adverse tax consequences to any Partner (other than the transferor and transferee), including without limitation any material risk that the Partnership will be treated as a "publicly traded partnership" under Section 7704 of the Code, or (iv) would create a material risk that the Partnership will fail to qualify for at least one available safe harbor under Section 7704 of the Code and the Treasury Regulations, unless the Non-Transferring Partners approve such Transfer.

         7.10 Indemnity. To the fullest extent permitted under applicable law, each Partner shall indemnify and hold harmless the Partnership and all other Partners who were or are parties, or are threatened to be made parties, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation, misstatement of facts or omission to state facts made (or omitted to be made), noncompliance with any agreement or failure to perform any covenant by such Partner in connection with any Transfer of all or any portion of its Units (or any economic interest therein), against losses, damages or expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by it or them in connection with such action, suit or proceeding and for which it or they have not otherwise been reimbursed.

         7.11 ARBITRATION OF CALL PRICE. IN THE EVENT THAT THE MANAGING PARTNER AND THE NON-MANAGING PARTNER ARE UNABLE TO AGREE UPON THE CALL PRICE FOR THE CALLED INTEREST AS PROVIDED UNDER SECTION 7.8, SUCH DISPUTE SHALL BE SETTLED BY ARBITRATION IN WASHINGTON, D.C. IN ACCORDANCE WITH THE FOLLOWING.

                  A. AT ANY TIME AFTER THE CALL NEGOTIATION DATE, EITHER THE MANAGING PARTNER OR THE NON-MANAGING PARTNER, MAY REQUEST ARBITRATION BY WRITTEN NOTICE TO THE OTHER (THE "ARBITRATION NOTICE OF CALL PRICE"), WHICH NOTICE SHALL ALSO DESIGNATE AN ARBITRATOR. THE OTHER PARTY SHALL THEN, BY WRITTEN NOTICE TO THE FIRST PARTY, DESIGNATE A SECOND ARBITRATOR WITHIN FIFTEEN DAYS AFTER RECEIPT OF THE ARBITRATION NOTICE OF CALL PRICE, THE TWO ARBITRATORS SO SELECTED SHALL, WITHIN THIRTY (30) DAYS AFTER THE DELIVERY OF THE ARBITRATION NOTICE, SELECT A THIRD ARBITRATOR AND ALL THREE SHALL CONDUCT THE ARBITRATION. THE ARBITRATORS SHALL BE PERSONS WITH EXPERIENCE IN MANAGING, DEVELOPING AND MARKETING RESIDENTIAL REAL ESTATE PROJECTS OF THE KIND AND NATURE THAT THE PARTNERSHIP AND ITS PARTNERS HAVE BEEN ASSOCIATED WITH.

                  B. EACH OF THE MANAGING PARTNER AND THE NON-MANAGING PARTNER SHALL WITHIN TEN (10) DAYS AFTER THE DETERMINATION OF THE IDENTITY OF THE THIRD ARBITRATOR, DELIVER THE CALL OFFER AND THE CALL COUNTEROFFER TO EACH ARBITRATOR.

                  C. THE ARBITRATORS SHALL CONDUCT THE ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, WITH SUCH MODIFICATIONS THEREOF AS THE ARBITRATORS MAY DEEM APPROPRIATE, AND THE PARTIES SHALL DILIGENTLY ENDEAVOR TO CONCLUDE THEIR PRESENTATIONS FOR SUCH ARBITRATION WITHIN SIXTY (60) DAYS WITH A DECISION NO LATER THAN THIRTY (30) DAYS THEREAFTER.

                  D. THE ARBITRATORS MAY RETAIN COUNSEL (UNRELATED TO EITHER PARTNER OR ITS RESPECTIVE AFFILIATES) TO ADVISE ALL OF THEM ON MATTERS OF LEGAL INTERPRETATION, THE COST OF WHICH SHALL BE A COST OF THE ARBITRATION. THE ARBITRATORS SHALL BE ENTITLED TO REASONABLE COMPENSATION AND REIMBURSEMENT OF

         EXPENSES AS MUTUALLY AGREED BY THE PARTNERS, OR IF THEY ARE UNABLE TO AGREE, THEN AS REASONABLY DETERMINED BY THE ARBITRATORS. SUCH COMPENSATION AND OTHER EXPENSES SHALL BE BORNE SOLELY BY THE PARTY WHOSE OFFER OR COUNTEROFFER IS NOT SELECTED BY THE ARBITRATORS.

                  E. THE ONLY ISSUE TO BE DETERMINED BY THE ARBITRATORS PURSUANT TO THIS SECTION 7.11 SHALL BE WHETHER, BASED ON THE RELATIVE MERITS AND THE EXPRESS PROVISIONS OF THIS AGREEMENT, THE OFFER OF THE MANAGING PARTNER OR THE OFFER OF THE NON-MANAGING PARTNER SO SUBMITTED FOR ARBITRATION IS TO BE SELECTED, AND THE ARBITRATORS SHALL CHOOSE BETWEEN THE TWO OFFERS WITHOUT ALTERATION OR COMPROMISE OF THE CHOSEN OFFER. THE AWARD AND ALL OTHER DECISIONS OF A MAJORITY OF THE ARBITRATORS SHALL BE FINAL AND BINDING UPON THE PARTNERS, AND A JUDGMENT THEREON MAY BE RENDERED IN ANY COURT OF RECORD, EXCEPT THAT THE ENTITY RESPONSIBLE FOR THE PAYMENT OF THE COMPENSATION OF THE ARBITRATORS AND THE EXPENSES OF ARBITRATION MAY CONTEST AND OBTAIN JUDICIAL REVIEW OF THE REASONABLENESS OF THE DETERMINATION OF COMPENSATION UNDER SUBSECTION D. ABOVE.


                                  ARTICLE VIII

               ACCOUNTING, RECORDS, REPORTING BY MANAGING PARTNER

         8.1 Books and Records. The books and records of the Partnership shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for federal income tax purposes, or otherwise as determined by the Partnership Accountants in accordance with generally accepted accounting practices. The books and records of the Partnership shall reflect all the Partnership transactions and shall be appropriate and adequate for the Partnership's business. The Partnership shall maintain at its principal office, or at such other locations as determined by the Managing Partner, all of the following:

                  A. A current list of the full name and last known business or residence address of each Partner, together with the Capital Contributions, Capital Account, Units and Percentage Interest of each Partner;

                  B. A copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed;

                  C. A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

                  D. The Partnership's books and records of account as they relate to the internal affairs of the Partnership for at least the current and past five Fiscal Years.

         8.2 Delivery to Partners and Inspection.

                  A. Upon the request of any Partner, the Managing Partner shall promptly deliver to the requesting Partner, at the expense of the Partnership, a copy of the information required to be maintained by
         Section 8.1.

                  B. Each Partner has the right, upon reasonable request, to:

                  1. inspect during normal business hours any of the Partnership records described in Section 8.1 and make copies or memoranda; and

                  2. obtain from the Managing Partner, promptly after their becoming available, a copy of the Partnership's federal, state, and local income tax or information returns for each Fiscal Year; and

                  3. visit and inspect the properties which are subject to a management agreement or submanagement agreement with the Partnership or Future Management Contracts, or are owned by the Partnership.

         8.3 Financial Statements and Reports.

                  A. In addition to the Business Plan to be prepared and adopted pursuant to Section 5.14, the Managing Partner shall provide to the Partners monthly operating reports, quarterly and annual financial statements, all prepared in accordance with GAAP. Annual financial statements shall be audited by the Partnership Accountants and be prepared and delivered to the Partners not later than sixty (60) days after the close of each Fiscal Year. The Managing Partner shall also cause an unaudited quarterly report to be prepared and delivered to the Partners not later than twenty-five (25) days after the close of each calendar quarter. Each such annual or quarterly report shall contain a balance sheet as of the end of the Fiscal Year (or calendar quarter for quarterly reports), an income statement for the Fiscal Year (or calendar quarter for quarterly reports), and a statement of changes in cash flow for the Fiscal Year (or calendar quarter for quarterly reports). Each such report shall also contain comparable projected information from the Business Plan for the comparable period, and, if available, comparable historical information from the comparable periods of the previous Fiscal Year. Copies of such reports shall be available to any Partner upon written request. The unaudited accounting statements of the Partnership with respect to each month, which accounting statements shall be prepared and presented in the manner customary for purposes of dissemination for management of the Partnership, shall be delivered to the Partners by the Partnership within twenty (20) days following the end of the month. The unaudited reports shall contain the certificate of the Managing Partner that the financial statements were prepared without audit from the books and records of the Partnership and that, to the best knowledge of the Managing Partner, such statements fairly present the financial position of the Partnership.

                  B. The Managing Partner shall cause to be prepared at least annually, at Partnership expense, information necessary for the preparation of the Partners' federal and state income tax returns. The Managing Partner shall send or cause to be sent to each Partner within seventy-five (75) days after the end of each taxable year such information as is necessary for such Partner to complete federal and state income tax or information returns respecting its investment in the Partnership.

         8.4 Filings. Subject to Section 5.4 the Managing Partner, at Partnership expense, shall cause the income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The Managing Partner, at Partnership expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Certificate and all reports required to be filed by the Partnership with those entities under the Act or other then current applicable laws, rules, and regulations.

         8.5 Bank Accounts. The Managing Partner shall maintain the funds of the Partnership in one or more separate bank accounts in the name of the Partnership. The Managing Partner and the appropriate officers of the Partnership shall have signing authority on such accounts as reasonably necessary for them to perform their duties and obligations hereunder.

         8.6 Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Managing Partner. The Managing Partner may rely upon the advice of the Partnership Accountants and/or the Partnership's legal counsel as to whether such decisions are in accordance with accounting methods followed for GAAP or federal income tax purposes.

         8.7 Tax Matters for the Partnership Handled by Managing Partner and Tax Matters Partner. Subject to Section 5.4, the Tax Matters Partner (who shall have the same duties and authority as a "Tax Matters Partner", as defined in Code
Section 6231, and the other duties and authority specified in this Agreement), shall represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Partnership funds for professional services and costs associated therewith, and the Tax Matters Partner shall oversee the Partnership's tax affairs in the overall best interests of the Partnership.

         8.8 Section 754 Election. In connection with any transfer of or distribution with respect to a Partnership Interest, the Managing Partner shall, upon written request by any Partner, cause the Partnership to make an election pursuant to Code Section 754 and Regulation Section 1.754-1(b) to adjust the basis of Partnership property in the manner provided in Code Sections 734(b) and 743(b). Such Partner shall pay all costs incurred by the Partnership in connection with such election.


                                   ARTICLE IX

                           DISSOLUTION AND WINDING UP

         9.1 Dissolution. The Partnership shall not be dissolved except as provided in this Section 9.1. The Partnership shall be dissolved on the first to occur of the following (each, a "Dissolution Event"):

                  A. The vote to dissolve by the Managing Partner and the Non-Managing Partner; or,

                  B. The expiration of the Term.

         9.2 Winding Up. Upon the occurrence of any event specified in Section 9.1, the Partnership shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Managing Partner shall be responsible for overseeing the winding up and liquidation of Partnership, shall take full account of the liabilities and assets of Partnership, shall either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the Fair Market Value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 9.4. The Persons winding up the affairs of the Partnership (herein called "Liquidators") shall take such actions as may be required by law for the liquidation and winding up of the affairs of the Partnership and otherwise conduct such liquidation and winding up in the best interests of the Partnership. The Liquidators shall be entitled to reasonable compensation for such services.

         9.3 Distributions in Kind. Any non-cash asset distributed to one or more Partners shall first be valued at its Fair Market Value to determine the Profit or Loss that would have resulted for federal income tax purposes if such asset were sold for such value, such Profit or Loss shall then be allocated pursuant to Article VI, and the Partners' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Partner receiving an interest in such distributed asset shall be the Fair Market Value of such interest (net of any liability secured by such asset that such Partner assumes or takes subject to). The Fair Market Value of such asset shall be determined by the Liquidators or if any Partner objects, by an independent appraiser (any such appraiser must be recognized as an expert in valuing the type of asset involved) selected by the Liquidators and approved by all the Partners.

         9.4 Liquidation Distributions. Upon liquidation of the Partnership, distributions shall be made pursuant to Regulation Section 1.704-1(b)(2)(ii)(b)(2). Unless otherwise required by the immediately preceding sentence, after determining that all the known debts and liabilities of the Partnership, including, without limitation, debts and liabilities to Partners who are creditors of the Partnership, have been paid or adequately provided for, the remaining assets shall be distributed to the Partners in accordance with
Section 6.3.

         9.5 No Deficit Restoration Requirements. If, upon liquidation, any Partner has a deficit balance in its Capital Account, after taking into account all permitted Capital Account adjustments for the Partnership's taxable year during which liquidation occurs, such Partner shall have no obligation to contribute capital to the Partnership on account thereof and such deficit balance shall not be considered a debt owed by such Partner to the Partnership or to any other Person for any purpose whatsoever.

         9.6 Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Partner shall look solely to the assets of the Partnership for any payment with respect to its Partnership Interest and shall have no recourse for its Capital Contribution and/or share of distributions against the other Partners.

         9.7 Certificate of Cancellation. The Liquidators shall cause to be filed in the office of, and on a form prescribed by, the Delaware Secretary of State, a certificate of cancellation of the Partnership (or its equivalent) upon the completion of the winding up of the affairs of the Partnership.

         9.8 No Action for Dissolution. The Partners acknowledge that irreparable damage would be done to the goodwill and reputation of the Partnership if any Partner should bring an action in court to dissolve the Partnership under circumstances where dissolution is not required by Section
9.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Partnership Interests. Accordingly, except where the Managing Partner has failed to liquidate the Partnership as required by this Article IX, each Partner hereby waives and renounces his or her right to initiate legal action to seek the appointment of a receiver or trustee to liquidate the Partnership or to seek a decree of judicial dissolution of the Partnership on any ground including, but not limited to, that
(a) it is not reasonably practicable to carry on the business of the Partnership in conformity with this Agreement, or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Partner.

                                   ARTICLE X

                                INDEMNIFICATION

         Indemnification of Agents. The Partnership shall and does hereby indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a Partner, officer, employee or other agent of the Partnership or that, being or having been such a Partner, officer, employee or agent, he or she is or was serving at the request of the Partnership as a manager, director, officer, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an "agent"), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit; provided, however, that nothing herein shall protect any such Person from liability arising from the fraud, gross negligence or willful or intentional misconduct by such Person, or the activities of such Person taken outside the scope of such Person's duties and authority as a director, officer, shareholder, member, manager, partner, employee or agent of the Partnership or its Subsidiaries, as applicable. The Managing Partner shall be authorized, on behalf of the Partnership, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Partnership hereunder, upon such terms and conditions as the Managing Partner deems appropriate in its business judgment.

                                   ARTICLE XI

                                  ARBITRATION

         11.1 Arbitration of Claims. Except for the matters included in Sections 5.12A.5, 7.8 and 7.11, any other controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment on the award rendered by a majority of the arbitrators appointed pursuant to Section 11.2 of this Agreement may be entered in any court having jurisdiction thereof. Any such arbitration proceeding shall be held in Washington, D.C. Any arbitrator selected pursuant to this Article 11 shall have experience in managing, developing and marketing residential real estate projects of the kind and nature that the Partnership and its Partners have been associated with.

         11.2 Selection of Arbitrators. Either General Partner may demand arbitration in writing within ten (10) days after a controversy arises, which demand shall include the name of the arbitrator appointed by the party demanding arbitration, together with a statement of the matter in controversy. Within ten
(10) days after such demand, the other General Partner shall name its arbitrator, or in default of such naming, such second arbitrator shall be named by the Arbitration Committee of the American Arbitration Association, and the two arbitrators so selected shall name a third arbitrator within five (5) days after the selection of the second arbitrator and the three arbitrators shall conduct the arbitration, with the award being determined by the decision of a majority of the arbitrators. The General Partners agree to diligently endeavor to bring such arbitration to conclusion within sixty (60) days with the award of the arbitrators to be made no later than thirty (30) days after the conclusion of presentations by the parties.

         11.3 Arbitration Fees and Expenses. All fees and expenses of the arbitration shall be borne by the parties equally. However, each party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentation of proofs.

NOTICE: BY INITIALING THE SPACE BELOW, EACH OF THE MANAGING PARTNER, THE NON-MANAGING PARTNER AND THE LIMITED PARTNERS ARE AGREEING TO THE MATTERS INCLUDED IN THIS ARTICLE XI AND IN SECTIONS 5.12A.5, 7.8 AND 7.11, ARE GIVING
UP ANY RIGHTS IT MAY POSSESS TO HAVE THE DISPUTES DESCRIBED HEREIN LITIGATED IN A COURT, WITH OR WITHOUT A JURY TRIAL, AND ARE GIVING UP ANY RIGHTS TO DISCOVERY AND APPEAL. EACH OF THE MANAGING PARTNER, THE NON-MANAGING PARTNER AND THE LIMITED PARTNERS HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT ALL DISPUTES TO ARBITRATION AS PROVIDED HEREIN.

/s/                                             /s/
---------------------------                     --------------------------------
MANAGING PARTNER SENIOR V.P.                    NON-MANAGING PARTNER V.P.

/s/                                             /s/
---------------------------                     --------------------------------
ST. JOE DEVELOPMENT                             JMB LP
SENIOR V.P.
                                  ARTICLE XII

                                 MISCELLANEOUS

         12.1 Complete Agreement. This Agreement and the Certificate constitute the complete and exclusive statement of agreement among the Partners with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Partners or any of them. No representation, statement, condition or warranty not contained in this Agreement or the Certificate will be binding on the Partners or have any force or effect whatsoever. Notwithstanding the foregoing, the Partners acknowledge the existence of the Asset Contribution Agreement and the various documents and instruments executed and delivered in connection therewith, and they hereby agree that nothing in this Agreement shall render void or ineffective any provision of same; provided, however, that to the extent any of the express provisions of this Agreement shall be in conflict with any of the express provisions of the Asset Contribution Agreement, or any such other document and instrument unless expressly agreed to by the parties thereto, the provisions of this Agreement shall be controlling.

         12.2 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Partners and their respective successors and assigns.

         12.3 Parties in Interest. Except as expressly provided in this Agreement, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Partners and their respective permitted successors and assigns, nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

         12.4 Pronouns; Statutory References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         12.5 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         12.6 Interpretation. This Agreement is the result of negotiations among the parties. Therefore, in the event any claim is made by any Partner relating to any conflict, omission or ambiguity in this Agreement, no rule of construction, presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement or any provision hereof was prepared by or at the request of a particular Partner or its counsel.

         12.7 References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

         12.8 Exhibits and Schedules. All Exhibits and Schedules attached to this Agreement, if any, are incorporated and shall be treated as if set forth herein.

         12.9 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid shall not be affected thereby.

         12.10 Additional Documents and Acts. Each Partner agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         12.11 Notices. Any notice or other communication required or permitted to be made or given under this Agreement shall be in writing and shall be deemed to have been received by the party to whom it is addressed: (i) on the date indicated on the United States certified or registered mail return receipt; (ii) on the date actually received if hand delivered or if transmitted by facsimile (receipt of which is confirmed to sender); or (iii) on the Business Day after such notice was delivered to an overnight delivery service, addressed, delivered or transmitted in each case as follows:

To the Partnership:
St. Joe/Arvida Company, L.P.
1650 Prudential Drive, Suite 400
Jacksonville, Florida 32207
Attention:   Charles A. Ledsinger
Telephone:   (904) 396-6600
Facsimile:   (904) 858-5265

With a copy to:
JMB Southeast Development, LLC
900 North Michigan Avenue, Suite 1900
Chicago, Illinois 60611
Attention:   Stephen A. Lovelette
Telephone:   (312) 915-2856
Facsimile:   (312) 915-2310

and to:

JMB Southeast Development, LLC
900 North Michigan Avenue, Suite 1900
Chicago, Illinois 60611
Attention:   Gary A. Nickele
Telephone:   (312) 915-1977
Facsimile:   (312) 915-1023


To Managing Partner and St. Joe Development:
c/o St. Joe/Arvida Company, Inc.
1650 Prudential Drive, Suite 400
Jacksonville, Florida 32207
Attention:   Charles A. Ledsinger
Telephone:   (904) 396-6600
Facsimile:   (904) 858-5265

With a copy to:
St. Joe Corporation
1650 Prudential Drive, Suite 400
Jacksonville, Florida 32207
Attention:   Robert M. Rhodes
Telephone:   (904) 396-6600
Facsimile:   (904) 858-5237

To Non-Managing Partner and JMB LP:
c/o JMB Southeast Development, LLC
900 North Michigan Avenue, Suite 1900
Chicago, Illinois 60611
Attention:   Stephen A. Lovelette
Telephone:   (312) 915-2856
Facsimile:   (312) 915-2310

With a copy to:
JMB Southeast Development, LLC
900 North Michigan Avenue, Suite 1900
Chicago, Illinois 60611
Attention:   Gary A. Nickele
Telephone:   (312) 915-1977
Facsimile:   (312) 915-1023

Any Partner may, at any time by giving five (5) days' prior written notice to the other Partner, designate any other address in substitution of the foregoing address to which such notice will be given.

         12.12 Amendments. This Agreement may not be amended in any way, except by the unanimous vote or written consent of the Partners of the Partnership.

         12.13 Reliance on Authority of Person Signing Agreement. If a Partner is not a natural person, neither the Partnership, any Partner nor any third party will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or (b) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

         12.14 No Interest in Partnership Property, Waiver of Action for Partition. No Partner has any interest in specific property of the Partnership. Without limiting the foregoing, each Partner irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to the property of the Partnership.

         12.15 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         12.16 Time is of the Essence. All dates and times in this Agreement are of the essence.

         12.17 Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any Person may be lawfully entitled.

        IN WITNESS WHEREOF, the Partners of St. Joe/Arvida Company, L.P., a Delaware limited partnership, have executed this Agreement, effective as of the date written above.

                                    MANAGING PARTNER:

                                    ST. JOE/ARVIDA COMPANY, INC.,
                                    a Florida corporation


                                    By:  /s/ Robert M. Rhodes
                                         ------------------------------------
                                    Its: Senior Vice President
                                         ------------------------------------



                                    NON-MANAGING PARTNER:

                                    JMB SOUTHEAST DEVELOPMENT, LLC,
                                    a Delaware limited liability company

                                    By:  /s/ Stephen A. Lovelette
                                         ------------------------------------
                                    Its: STEPHEN A. LOVELETTE
                                         ------------------------------------
                                         Vice President

                                    LIMITED PARTNERS:

                                    JMB SOUTHEAST DEVELOPMENT, L.P.,
                                    a Delaware limited partnership

                                    By: EDUCATION PARTNERS, L.P.,
                                        a Delaware limited partnership,
                                        General Partner

                                        By: A/J ACQUISITIONS COMPANY,
                                            a Delaware corporation,
                                            General Partner

                                            By:  /s/ Dennis M. Quinn
                                                 -----------------------------
                                            Its: Vice President
                                                 -----------------------------


                                    ST. JOE DEVELOPMENT, INC., a Florida
                                    corporation


                                    By:  /s/ Robert M. Rhodes
                                         -------------------------------------
                                    Its: Senior Vice President
                                         -------------------------------------


Joinder for the purposes set forth in this Agreement:

ST. JOE CORPORATION,
a Florida corporation


By:  /s/ Robert M. Rhodes
     -------------------------------------
Its: Senior Vice President
     -------------------------------------

                                   EXHIBIT A

                 Initial Capital Contributions of the Partners





                                                                AGREED FAIR MARKET
                                                CASH            VALUE OF PROPERTY
                                            -------------       ------------------
St. Joe/Arvida Company, Inc.

St. Joe Development, Inc.

JMB Southeast Development, L.L.C.

JMB Southeast Development, L.P.



                         LIMITED PARTNERSHIP AGREEMENT
                                 SCHEDULE 5.3A

                                ARVIDA ENTITIES

       NAME                                             STATE OF ORG.              TYPE OF ENTITY
       ----                                             -------------              --------------

Arvida-BR Investors                                     Illinois             General Partnership
Arvida-BR Managers, Inc.                                Delaware             Corporation (for profit)
Arvida-Bridle Ridge Managers, L.P.                      Delaware             Limited Partnership
Arvida-Bridle Ridge Partners, L.P.                      Delaware             Limited Partnership
Arvida-CCG, L.L.C.                                      Delaware             Limited Liability Company
Arvida-Hickory Springs Manager, Inc.                    Delaware             Corporation (for profit)
Arvida-Hickory Springs Partners Limited Partnership     Delaware             Limited Partnership
Arvida-Hickory Springs Managers, Limited Partnership    Delaware             Limited Partnership
Arvida-Sawmill Lakes Managers, Limited Partnership      Delaware             Limited Partnership
Arvida-Sawmill Lakes Partners, Limited Partnership      Delaware             Limited Partnership
Arvida-TC Investors                                     Illinois             General Partnership
Arvida-TC Managers, L.P.                                Delaware             Limited Partnership
Arvida-TC Sales, L.L.C.                                 Texas                Limited Liability Company
Arvida-Twin Creeks Partners L.P.                        Delaware             Limited Partnership
Arvida Builders, Inc.                                   Florida              Corporation (for profit)
Arvida Commercial Realty, Inc.                          Florida              Corporation (for profit)
Arvida Company                                          Illinois             Corporation (for profit)
Arvida Contractors-II, Inc.                             Delaware             Corporation (for profit)
Arvida Contractors-II, L.P.                             Delaware             Limited Partnership
Arvida Contractors Limited Partnership                  Delaware             Limited Partnership
Arvida Contractors, Inc.                                Florida              Corporation (for profit)
Arvida Corporate Park Associates                        Florida              General Partnership
Arvida Grand Bay Limited Partnership-I                  Delaware             Limited Partnership
Arvida Grand Bay Limited Partnership-II                 Delaware             Limited Partnership
Arvida Grand Bay Limited Partnership-III                Delaware             Limited Partnership
Arvida Grand Bay Limited Partnership-IV                 Delaware             Limited Partnership
Arvida Grand Bay Limited Partnership-V                  Delaware             Limited Partnership
Arvida Grand Bay Limited Partnership-VI                 Delaware             Limited Partnership
Arvida Grand Bay Managers, Inc.                         Delaware             Corporate (for profit)
Arvida Grand Bay Properties, Inc.                       Delaware             Corporate (for profit)
Arvida Home Builders, Inc.                              Delaware             Corporate (for profit)
Arvida Management Co. of Georgia, Inc.                  Delaware             Corporate (for profit)
Arvida Management Limited Partnership                   Delaware             Limited Partnership
Arvida Managers, Inc.                                   Florida              Corporation (for profit)
Arvida Oaks II, Ltd.                                    Florida              Limited Partnership
Arvida Pompano Associates Joint Venture                 Florida              General Partnership
Arvida Realty Company                                   Delaware             Corporation (for profit)
Arvida Realty Contracting, L.L.C.                       Delaware             Limited Liability Company
Arvida Realty Limited Partnership                       Delaware             Limited Partnership

                                                      Residential - Continued
                                                      -----------------------

       NAME                                             STATE OF ORG.              TYPE OF ENTITY
       ----                                             -------------              --------------

Arvida Realty At Boca West, Inc.                        Florida              Corporation (for profit)
Arvida Realty Sales Limited Partnership                 Delaware             Limited Partnership
Arvida Realty Sales of Georgia, Inc.                    Georgia              Corporation (for profit)
Arvida Realty Sales, Inc.                               Florida              Corporation (for profit)
Arvida/Heathrow Cable, Inc.                             Delaware             Corporation (for profit)
Arvida/Heathrow Club, Inc.                              Delaware             Corporation (for profit)
Arvida/Heathrow Developers Limited Partnership          Delaware             Limited Partnership
Arvida/Heathrow Realty Sales, Inc.                      Delaware             Corporation (for profit)
Arvida/Jacksonville Contractors, Inc.                   Delaware             Corporation (for profit)
Arvida/Jacksonville Contractors, L.P.                   Delaware             Limited Partnership
Arvida/JMB Associates                                   Illinois             General Partnership
Arvida/JMB Associates Limited Partnership-II            Illinois             Limited Partnership
Arvida/JMB Limited Partnership                          Illinois             Limited Partnership
Arvida/JMB Managers-II, Inc.                            Delaware             Corporation (for profit)
Arvida/JMB Managers, Inc.                               Delaware             Corporation (for profit)
Arvida/JMB Partners                                     Florida              General Partnership
Arvida/JMB Partners, L.P.                               Delaware             Limited Partnership
Arvida/JMB Partners, L.P.-II                            Delaware             Limited Partnership
Arvida/Lakes Managers, Inc.                             Delaware             Corporation (for profit)
Arvida/Lakes Plaza, L.P.                                Delaware             Limited Partnership
Arvida/River Hills Contractors, Inc.                    Delaware             Corporation (for profit)
Arvida/River Hills Contractors, L.P.                    Delaware             Limited Partnership
Arvida/Weston Contractors-III, L.P.                     Delaware             Limited Partnership
Arvida/Weston Contractors-II, L.P.                      Delaware             Limited Partnership
Arvida/Weston Contractors-I, L.P.                       Delaware             Limited Partnership
Arvida/Weston Contractors, Inc.                         Delaware             Corporation (for profit)
Arvida/Weston Realty Sales Limited Partnership          Delaware             Limited Partnership
Education Partners, L.P. d/b/a Arvida/JMB               Delaware             Limited Partnership
Acquisitions, Ltd.
Arvida Company of Illinois (d/b/a on file in Arizona)

                                   PROPERTIES

                                  Residential


Palm Beach County, Florida               Jacksonville, Florida
     Broken Sound                            Sawgrass Country Club
                                             The Players Club
Weston, Florida                              Jacksonville Golf & Country Club
     Weston                                  Sawmill Lakes

Sarasota/Tampa, Florida                   Cobb County, Georgia
    River Hills Country Club                  Hickory Springs
    Grand Bay
                                          Gwinnett County, Georgia
Seminole County, Florida                     Country Club of Gwinnett
    Heathrow
                                          Forsythe County, Georgia
Cherokee County, Georgia                      Bridle Bridge
    Eagle Watch
                                          Dekalb County, Georgia
                                              Water's Edge
North Carolina                                Dockside
    Cullasaja





Commercial and Industrial


Arvida Parkway Center, Boca Raton
Arvida Executive Center, Boca Raton
Arvida Park Center, Sarasota
Arvida Pompano Park, Pompano Beach
Arvida Corporate Park, Tampa
Arvida Lakes Plaza, Weston
Metrodrama Joint Venture Property, Palm Beach County
HAE Joint Venture Property, Palm Beach County

                         LIMITED PARTNERSHIP AGREEMENT
                                 SCHEDULE 5.4M
                               LICENSE AGREEMENTS

1. License Agreement by and between Arvida/JMB Partners, L.P., a Delaware limited partnership ("Arvida-I") and Arvida Company, an Illinois corporation ("Arvida"), set forth as Exhibit A to that certain Management, Advisory and Supervisory Agreement, dated as of September 10, 1987, by and between Arvida-I and Arvida.

2. License Agreement by and between Arvida/JMB Partners, L.P.-II, a Delaware limited partnership ("Arvida-II"), and Arvida, set forth as Exhibit A to that certain Management Agreement, dated as of October 16, 1989, by and between Arvida-II and Arvida.

3. License Agreement by and between Arvida-Bridle Ridge Partners, L.P., a Delaware limited partnership ("Arvida-Bridle"), and Arvida, set forth as Exhibit A to that certain Management Agreement, dated as of June 1, 1994, by and among Arvida-Bridle, Arvida-Bridle Ridge Managers, L.P., a Delaware limited partnership, and Arvida.

4. License Agreement by and between Arvida-Hickory Springs Partners Limited Partnership, a Delaware limited partnership ("Arvida-Hickory"), and Arvida, set forth as Exhibit A to that certain Management Agreement, dated as of December 9, 1996, by and among Arvida-Hickory, Arvida-Hickory Springs Managers, Limited Partnership, a Delaware limited partnership, and Arvida.

5. License Agreement by and between Arvida-Sawmill Lakes Partners Limited Partnership, a Delaware limited partnership ("Arvida-Sawmill"), and Arvida, set forth as Exhibit A to that certain Management Agreement, dated as of July 1, 1996, by and among Arvida-Sawmill, Arvida-Sawmill Lakes Managers, Limited Partnership, a Delaware limited partnership, and Arvida.

6. License Agreement by and between Heathrow Land Company Limited Partnership, a Florida limited partnership ("Heathrow"), and Arvida, set forth as Exhibit A to that certain Development Management Agreement, dated as of June 14, 1996, by and between Heathrow and Arvida.

7. License Agreement, dated as of December 30, 1996, by and between Country Club of Gwinnett, L.L.C. and Arvida.

8. License Agreement, dated as of October 17, 1997, by and between Stanford Lake Hotel, Inc. and Arvida.

9. License Agreement dated November 12, 1997, by and between the Partnership and Arvida.

                         LIMITED PARTNERSHIP AGREEMENT
                               SCHEDULE 5.12A(1)
                               EXCLUDED PROJECTS



1.   Arcadia Land Company projects

2.   Seaside (500 Acres in Florida panhandle)

3.   Boulevard Company (Infill residential properties)

                         LIMITED PARTNERSHIP AGREEMENT
                                 SCHEDULE 5.13
                              PARTNERSHIP OFFICERS



NAME                     TITLE
----                     -----
AMBACH, MARK             VP & PROJECT MANAGER

BROWN, MORGAN            PROJECT MANAGER

BARIC, JOHN              VP & GENERAL COUNSEL

GRAB, JOHN               VP & PROJECT GENERAL MANAGER

HILL, MILES E.           VP & PROJECT MANAGER

JENNESSE, MARGARET       PROJECT MANAGER

KUZMA, THOMAS            DIRECTOR, IS

LARSEN, RICHARD          VP SALES & MARKETING

LASSMAN, MARK            VP & CORPORATE CONTROLLER

MEARS, DONALD            VP, DEVELOPMENT

MOTTA, JAMES             PRESIDENT & CEO

PASKOW, ROY              VP & PROJECT GENERAL MANAGER

SIEGEL, THOMAS           VP